                                                                     EXHIBIT 4.1




                                 MID-SOUTH OCAW

                           SAVINGS AND RETIREMENT PLAN

                            Effective January 1, 1999

                                 MID-SOUTH OCAW
                           SAVINGS AND RETIREMENT PLAN

                            Effective January 1, 1999

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ARTICLE I                  ADOPTION OF PLAN                                                                      1

ARTICLE II                 DEFINITIONS

        2.1       Accrued Benefit.........................................................................       1
        2.2       Active Participant......................................................................       2
        2.3       Actual Deferral Percentage..............................................................       2
        2.4       Administrative Committee................................................................       2
        2.5       Affiliate...............................................................................       2
        2.6       After-Tax Contributions.................................................................       2
        2.7       After-Tax Account.......................................................................       2
        2.8       Annuity Starting Date...................................................................       3
        2.9       Authorized Leave of Absence.............................................................       3
        2.10      Beneficiary.............................................................................       3
        2.11      Board of Directors......................................................................       3
        2.12      Code....................................................................................       3
        2.13      Common Stock............................................................................       3
        2.14      Company................................................................................        3
        2.15      Compensation............................................................................       3
        2.16      Computation Period......................................................................       3
        2.17      Contingent Annuitant....................................................................       3
        2.18      Deadline Day............................................................................       3
        2.19      Disability..............................................................................       4
        2.20      Effective Date..........................................................................       4
        2.21      Eligibility Break in Service............................................................       4
        2.22      Eligibility Computation Period..........................................................       4
        2.23      Eligibility Service.....................................................................       4
        2.24      Eligible Employee.......................................................................       4
        2.25      Employee................................................................................       4
        2.26      Employee Contribution Account...........................................................       5
        2.27      Employee Contributions..................................................................       5
        2.28      Employer................................................................................       5
        2.29      Employer Contributions..................................................................       5
        2.30      Employer Contribution Account...........................................................       5


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
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        2.31      Employer Nonmatching Contribution Account...............................................       5
        2.32      Employer Nonmatching Contributions......................................................       5
        2.33      Employer Salary Deferral Contributions..................................................       5
        2.34      Employment Commencement Date............................................................       5
        2.35      Entry Date..............................................................................       6
        2.36      ERISA...................................................................................       6
        2.37      Forfeiture..............................................................................       6
        2.38      Highly Compensated Employee.............................................................       6
        2.39      Hour of Service.........................................................................       6
        2.40      Investment Committee....................................................................       8
        2.41      Investment Fund.........................................................................       8
        2.42      Leased Employee.........................................................................       9
        2.43      Monthly Date............................................................................       9
        2.44      Non-Highly Compensated Employee.........................................................       9
        2.45      Nonvested Account.......................................................................       9
        2.46      Normal Form.............................................................................       9
        2.47      One Year Break-in-Service...............................................................       9
        2.48      Parent..................................................................................       9
        2.49      Participant.............................................................................       9
        2.50      Plan....................................................................................       9
        2.51      Plan Year...............................................................................       9
        2.52      Pre-Tax Account.........................................................................       9
        2.53      Pre-Tax Contributions...................................................................       9
        2.54      Prior Plan..............................................................................      10
        2.55      Prior Service...........................................................................      10
        2.56      Procedure...............................................................................      10
        2.57      Qualified Domestic Relations Order......................................................      10
        2.58      Qualified Joint and Survivor Form.......................................................      10
        2.59      Qualified Preretirement Survivor Annuity................................................      10
        2.60      Reemployment Commencement Date..........................................................      10
        2.61      Recordkeeper............................................................................      10
        2.62      Related Plan............................................................................      10
        2.63      Rollover Contributions..................................................................      10
        2.64      Rollover Contribution Account...........................................................      11
        2.65      Safe Harbor Testing Compensation........................................................      11
        2.66      Termination of Employment...............................................................      11
        2.67      Trust...................................................................................      11
        2.68      Trust Agreement.........................................................................      12
        2.69      Trust Fund..............................................................................      12
        2.70      Trustee.................................................................................      12
        2.71      Union...................................................................................      12


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        2.72      Valuation Date..........................................................................      12
        2.73      Vesting Service.........................................................................      12
        2.74      Year of Service.........................................................................      13

ARTICLE III               PARTICIPATION

        3.1       Entitlement to Participation............................................................      14
        3.2       Duration of Participation...............................................................      14

ARTICLE IV                PRE-TAX CONTRIBUTIONS

        4.1       Amount of Employee Contributions........................................................      15
        4.2       Manner of Electing......................................................................      15
        4.3       Change of Election......................................................................      15
        4.4       Effective Date of Election..............................................................      15
        4.5       Deposit of Employee Contribution........................................................      16
        4.6       Pre-Tax Contributions...................................................................      16
        4.7       Limitation on Pre-Tax Contributions.....................................................      16
        4.8       Maximum Amount of Pre-Tax Contributions.................................................      17
        4.9       Excess Elective Contributions...........................................................      18
        4.10      Requirements for Rollover Contributions.................................................      18

ARTICLE V                 EMPLOYER CONTRIBUTIONS AND ALLOCATIONS

        5.1       Employer Matching Contributions.........................................................      20
        5.2       Allocation of Employer Nonmatching Contributions and Forfeitures........................      20
        5.3       Determination and Amount of Employer Contributions......................................      20
        5.4       Application of Forfeitures..............................................................      20
        5.5       Maximum Contributions...................................................................      20


ARTICLE VI                INVESTMENT PROVISIONS

        6.1       Investment of Future Employee Contributions.............................................      25
        6.2       Investment of Past Employee Contributions, Rollover Contributions and Employer Cash
                    Contribution Account..................................................................      25
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
ARTICLE VII       TRUST AGREEMENT AND TRUSTEE
        7.1       Funding Instrument......................................................................      27
        7.2       Selection of Trustee....................................................................      27
        7.3       Trustee's Duties........................................................................      27
        7.4       Trust Expenses..........................................................................      27
        7.5       Trust Entity............................................................................      27
        7.6       Accrued Benefit.........................................................................      27
        7.7       Trust Income............................................................................      28
        7.8       Correction of Error.....................................................................      28
        7.9       Investment Options......................................................................      28
        7.10      Voting and Tender Offers................................................................      30
        7.11      Right of Employers to Trust Assets......................................................      32
        7.12      Purchases of Common Stock...............................................................      33
        7.13      Establishment and Deletion of Investment Funds..........................................      33
        7.14      Limitations and Special Features of Fund 10.............................................      34

ARTICLE VIII      BENEFITS

        8.1       Payment of Accrued Benefit on or after Normal Retirement Date or Total and Permanent
                    Disability............................................................................      35
        8.2       Payment of Accrued Benefit on Death.....................................................      36
        8.3       Payment of Accrued Benefits Upon Termination of Employment; Vesting.....................      37
        8.4       Withdrawal of Benefits..................................................................      41
        8.5       Form of Payment of Benefits.............................................................      41
        8.6       Deduction of Taxes from Amounts Payable.................................................      41
        8.7       Special Provisions Regarding Payment of Benefits........................................      42
        8.8       Facility of Payment.....................................................................      42
        8.9       Advance Payment of Benefits.............................................................      42
        8.10      Unclaimed Amounts.......................................................................      42
        8.11      Domestic Relations Order Distributions..................................................      43
        8.12      Conversion Transaction Restrictions.....................................................      43


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
ARTICLE IX                DISTRIBUTION OF BENEFITS

        9.1       Automatic Forms of Distribution.........................................................      44
        9.2       Optional Forms of Distribution and Distribution Requirements............................      44
        9.3       Election Procedures.....................................................................      51
        9.4       Notice Requirements.....................................................................      54

ARTICLE X                 ADMINISTRATION

       10.1       Fiduciaries.............................................................................      56
       10.2       Allocation of Responsibilities Among Named Fiduciaries..................................      56
       10.3       Powers and Duties of Administrative Committee...........................................      57
       10.4       Provisions Concerning the Investment Committee..........................................      58
       10.5       Delegation of Responsibilities; Bonding.................................................      58
       10.6       No Joint Fiduciary Responsibilities.....................................................      59
       10.7       Information to be Supplied by Employer..................................................      59
       10.8       Records.................................................................................      59
       10.9       Fiduciary Capacity......................................................................      59

ARTICLE XI                CLAIMS PROCEDURE

       11.1       Initial Claim for Benefits..............................................................      60
       11.2       Review of Claim Denial..................................................................      60

ARTICLE XII               AMENDMENT AND TERMINATION OF THE PLAN

       12.1       Discontinuance of Contributions.........................................................      62
       12.2       Amendments..............................................................................      62
       12.3       Plan Termination........................................................................      63
       12.4       Payment Upon Termination................................................................      63

ARTICLE XIII              TOP-HEAVY PROVISIONS

       13.1       Definitions.............................................................................      64
       13.2       Application of Top-Heavy Provisions.....................................................      65
       13.3       Top-Heavy Determination.................................................................      66
       13.4       Vesting Requirements....................................................................      66
       13.5       Minimum Contribution Amount.............................................................      66
       13.6       Adjustment in Maximum Limitation on Annual Benefits.....................................      67


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
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ARTICLE XIV       LOANS

       14.1       Authorization of Loans..................................................................      68
       14.2       Minimum Requirements for Loans..........................................................      68
       14.3       Accounting for Loans....................................................................      69

ARTICLE XV        SPECIAL PLAN TO PLAN TRANSFERS

       15.1       Transfers from Other Plans..............................................................      70

ARTICLE XVI       DIRECT ROLLOVERS

       16.1       Right of Direct Rollover................................................................      71
       16.2       Definitions.............................................................................      71

ARTICLE XVII      MISCELLANEOUS PROVISIONS

       17.1       Employer Adoption.......................................................................      72
       17.2       Plan Merger.............................................................................      72
       17.3       Indemnification.........................................................................      72
       17.4       Nonalienation of Benefits...............................................................      72
       17.5       Contract of Employment..................................................................      72
       17.6       Source of Benefits......................................................................      73
       17.7       Employees' Trust........................................................................      73
       17.8       Gender and Number.......................................................................      73
       17.9       Headings................................................................................      73
       17.10      Invalidity of Certain Provisions........................................................      73
       17.11      Law Governing...........................................................................      73



Appendix I        Procedure for Identification and Processing of Qualified Domestic Relations Orders......     I-1


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                                 MID-SOUTH OCAW
                           SAVINGS AND RETIREMENT PLAN

                            Effective January 1, 1999



                                    ARTICLE I

                                     GENERAL

         The Plan is a restatement and continuation of the MAPCO PETROLEUM INC. Savings and Retirement Plan for Employees in Bargaining Units Represented by Oil, Chemical and Atomic Workers Local Union 3-631 which became effective January 1, 1985 and now shall be named the Mid-South OCAW Savings and Retirement Plan.

         The Company has agreed to modify the Prior Plan in several respects as a result of the purchase of MAPCO PETROLEUM, INC. by The Williams Companies, Inc. The restatement, effective January 1, 1999, is set forth in this document and is substituted in lieu of the prior document.

         This restated Plan is maintained for the exclusive benefit of Employees of the Employer who are in bargaining units represented by the Oil, Chemical and Atomic Workers Local Unions 3-631 and 3-206. All persons covered under the plan on December 31, 1998 shall continue to be covered under the restated plan with no loss of eligibility or benefits.

         It is intended that the Plan, as restated, shall continue to qualify as a profit sharing plan under the Internal Revenue Code of 1986, including any later amendments to the Code.

                                   ARTICLE II

                                   DEFINITIONS

         The following provisions of this Article provide basic definitions that are used throughout this Plan:

         2.1 "Accrued Benefit" means a Participant's entire interest in the Trust Fund, as described in Section 7.6, determined as of any Valuation Date and reflected by the records maintained by the Recordkeeper. The value of an Accrued Benefit at any time shall be its value as adjusted on the coinciding or immediately preceding Valuation Date.

         2.2 "Active Participant" means, for each payroll period, a Participant who makes Employee Contributions to the Plan for such payroll period.

         2.3 "Actual Deferral Percentage" means, subject to Section 4.8, with respect to the group consisting of all Highly Compensated Employees who are Eligible Employees and the separate group consisting of all Non-Highly Compensated Employees who are Eligible Employees, the average for the current Plan Year with respect to Highly Compensated Employees and for the preceding Plan Year with respect to Non-Highly Compensated Employees of the ratios, calculated separately for each Eligible Employee in each such group, of (i) the sum of his Pre-Tax Contributions and Employer Salary Deferral Contributions, if any, allocated to his Pre-Tax Contribution Account to (ii) the Safe Harbor Testing Compensation of such Eligible Employee for such Plan Year determined without regard to whether the Eligible Employee was an Active Participant. Notwithstanding the foregoing, the Administrative Committee may elect, in accordance with Code Section 401(k)(3) and applicable guidance of the Internal Revenue Service, to use the average of the ratios for the current Plan year in lieu of the preceding Plan Year with respect to the group of Non-Highly Compensated Employees. For this purpose, all Pre-Tax Contributions and all other effective contributions under any other plan which is aggregated with the Plan for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan and, if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

         2.4 "Administrative Committee" means the Board of Trustees which consists of those persons designated by the Company and the Union to administer this Plan, as provided in Section 10.2.

         2.5 "Affiliate" means any corporation which is a member of the controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with an Employer; an organization (whether or not incorporated) which is a member of a related company service group (as defined in Code Section 414(m)) which includes an Employer and any other entity required to be aggregated with an Employer pursuant to regulations under Code Section 414(o). Solely for purposes of applying the maximum limitation on Annual Additions set forth in Section 5.5, the standard of control under Code Sections 414(b) and 414(c) shall be deemed to be "more than 50%" rather than "at least 80%".

         2.6 "After-Tax Contributions" means contributions made by the Participant which are not Pre-Tax Contributions nor Rollover Contributions.

         2.7 "After-Tax Account" means a subaccount plus income and gains credited thereto and minus all losses, expenses, distributions, and transfers chargeable thereto, comprised of the Participant's After-Tax Contributions to this Plan.


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


         2.8 "Annuity Starting Date" means, for a Participant, the first day of the first period for which an amount is paid on an annuity or any other form.

         2.9 "Authorized Leave of Absence" means an absence, with or without compensation, authorized on a non-discriminatory basis by an Employer. An Authorized Leave of Absence may be granted by an Employer for sickness, Disability, accident, jury, military duty, or for other reasons and shall be granted for military service to the extent the Plan is required to do so under applicable federal law.

         2.10 "Beneficiary" means any person designated under Section 8.2 to receive the Accrued Benefit of a Participant that is payable under this Plan upon death.

         2.11 "Board of Directors" means the board of directors of the Company.

         2.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent Internal Revenue Code. References to any section of the Code shall be deemed to include similar sections of the Code as renumbered or amended.

         2.13 "Common Stock" means common stock issued by The Williams Companies, Inc.

         2.14 "Company" means MAPCO Petroleum Inc.

         2.15 "Compensation" means the first $160,000 (or such higher amount as may be permitted under Section 401(a)(17) of the Code) of salary or wages as defined in Code Section 3401(a) for purposes of income tax withholding paid to an Eligible Employee by an Employer while the Eligible Employee is entitled to be an Active Participant of this Plan, including Pre-Tax Contributions, and salary reduction amounts contributed to any cafeteria plan or flexible benefit plan established by an Employer in accordance with Code Section 125 and related sections of the Code.

         2.16 "Computation Period" means the 12-consecutive month period described in Section 2.22 to determine Eligibility Service and the calendar year to determine Vesting Service.

         2.17 "Contingent Annuitant" means an individual named by the Participant to receive a lifetime benefit after the Participant's death in accordance with a survivorship life annuity.

         2.18 "Deadline Day" means the day of the month, as determined by the Administrative Committee, in its sole discretion, for providing advance notice under this Plan with respect to a particular activity, such as a change in the amount of a Participant's contributions, a change in investments under Section
6.1 or a request for a withdrawal.


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         2.19 "Disability" means that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act. A Participant's Accrued Benefit shall become fully vested in the event he becomes Disabled.

         2.20 "Effective Date" means January 1, 1999, which is the general effective date of this amendment and restatement, unless a different date for a particular Plan provision is expressly provided in the Plan.

         2.21 "Eligibility Break in Service" means an Eligibility Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. A Participant incurs an Eligibility Break in Service on the last day of an Eligibility Computation Period in which such Participant has an Eligibility Break in Service.

         2.22 "Eligibility Computation Period" means a 12-consecutive month period. The first Eligibility Computation Period begins on an Employee's Employment Commencement Date. Later Eligibility Computation Periods shall be 12-consecutive month periods ending on the last day of each Plan Year that begins after a Participant's Employment Commencement Date. To determine an Eligibility Computation Period after an Eligibility Break in Service, the Plan shall use the 12-consecutive month period beginning on an Employee's Reemployment Commencement Date as if his Reemployment Commencement Date were his Employment Commencement Date.

         2.23 "Eligibility Service" means one year of service for each Eligibility Computation Period that has ended and in which an Employee is credited with at least 1,000 Hours-of-Service or has rendered service as a truck driver in a bargaining unit represented by OCAW Local Union #3-631 or #3-206.

         2.24 "Eligible Employee" means any regular Employee of an Employer whose employment classification with an Employer is one of the following:

              Hourly class (paid on an hourly rate basis) or a truck driver covered by an existing and effective collective bargaining agreement entered into by OCAW Local Union #3-631 and an Employer.

              A truck driver who is covered by an existing and effective collective bargaining agreement entered into between OCAW Local Union #3-206 and an Employer.

         2.25 "Employee" means any individual who is employed as a common law employee of an Employer or an Affiliate.

         2.26 "Employee Contribution Account" means the aggregate of, as applicable, a Participant's interest in his After-Tax Account, Pre-Tax Account, and Rollover Contribution Account. A Participant's Employee Contribution Account is fully-vested and nonforfeitable at all times.

         2.27 "Employee Contributions" means a Participant's Pre-Tax Contributions and After-Tax Contributions.

         2.28 "Employer" means the Company and any Affiliate which has become a party to this Plan, as well as any corporation, company or firm which is a successor corporation to the Company or any corporation, company or firm which shall by written agreement assume the obligations of this Plan.

         2.29 "Employer Contributions" means the payments made from time to time by an Employer to the Trustee designated as Employer Salary Deferral Contributions, or Employer Nonmatching Contributions.

         2.30 "Employer Contribution Account" means, the aggregate of, as applicable, a Participant's Employer Nonmatching Contribution Account, and Employer Salary Deferral Contributions.

         2.31 "Employer Nonmatching Contribution Account" means a subaccount, plus all income and gains credited thereto, and minus all losses, expenses and distributions chargeable thereto, comprised of Employer Nonmatching Contributions allocated to a Participant.

         2.32 "Employer Nonmatching Contributions" means the payments made from time to time by an Employer to the Trustee designated as contributions to be credited to the Employer Nonmatching Contribution Account of each Participant for whom such Employer contributes to the Plan in accordance with Section 5.1.

         2.33 "Employer Salary Deferral Contributions" means the payments made from time to time by an Employer to the Trustee in accordance with Section 4.8 or 4.9 to satisfy the nondiscrimination tests set forth in Article IV. All such payments shall be nonforfeitable at all times and shall be allocated to a subaccount of the Employer Contribution Account maintained for the Participant on whose behalf any such payment is made. Notwithstanding any other provision of the Plan, no amount held in such subaccount maintained on behalf of any Participant may be withdrawn prior to such Participant's Termination of Employment.

         2.34 "Employment Commencement Date" means the date an Employee first performs an Hour-of-Service, including service performed by an Employee who is a truck driver, even though his compensation is not based on an hourly rate.


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


         2.35 "Entry Date" means the date an Employee first enters the Plan as an Active Participant.

         2.36 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         2.37 "Forfeiture" means the portion of a Participant's Accrued Benefit which is forfeited pursuant to Sections 8.3(c) or 8.10.

         2.38 "Highly Compensated Employee" means, applying the provisions of subsections (b) and (c) below, an Employee performing services for any Employer or an Affiliate during the current Plan Year who:

              (a) (1) during either the current Plan Year, or the immediately preceding Plan Year was a 5 percent (5%) owner of an Employer or Affiliate; or (2) for the immediately preceding Plan Year received Safe Harbor Testing Compensation from the Employer or an Affiliate in excess of $80,000 (as adjusted pursuant to Code Section 414(q) from time to time) and, if the Company elects for a Plan Year, was in the "top-paid group."

              (b) For purposes of this Section 2.38 the "top-paid group" for any Plan Year is the group consisting of the top 20 percent (20%) of Employees when ranked on the basis of compensation paid during such Plan Year.

              (c) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the "top-paid group" and the number of Employees treated as excluded shall be made in accordance with Code Section 414(q) and the regulations thereunder.

         2.39 "Hour of Service" means:

              (a) each hour for which the Employee is paid, or entitled to payment, directly or indirectly, from an Employer or an Affiliate;

              (b) each hour for which back pay, irrespective of mitigation of damages, is awarded to the Employee or agreed to by the Employer or an Affiliate;

              (c) each hour an Employee is paid or entitled to payment by an Employer or an Affiliate on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. An Hour of Service for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performed no duties shall not be credited to the Employee, if such payment is made or due under a plan maintained solely for the purpose of complying with any applicable worker's compensation, disability insurance, or unemployment compensation law. Hours of Service also shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee. Not more than five hundred and one (501) Hours of Service shall be credited under this subsection (c) to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period). For purposes of this subsection (c), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from an Employer directly, or indirectly through, among others, a trust fund, or insurer, to which an Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate;

              (d) Solely for purposes of determining whether an Employee has incurred a One Year Break-in-Service, an Employee who is not otherwise credited with an Hour of Service under subsection (a), (b) or (c), above, shall be credited with an Hour of Service for each additional hour which is part of an Employee's customary work week with an Employer or an Affiliate during which the Employee is on an unpaid Authorized Leave of Absence, provided the Employee resumes employment with an Employer or an Affiliate upon the expiration of such Authorized Leave of Absence. For purposes of this subsection (d), an Employee's customary work week will consist of five, 8-hour days;

              (e) Solely for purposes of determining whether a One Year Break-in-Service has occurred for purposes of eligibility and vesting, an Employee who is absent from work for maternity or paternity reasons and who is not otherwise credited with an Hour of Service under Subsections (a), (b), (c) or (d), above, shall receive credit for the Hours of Service for which he would have been regularly scheduled had the Employee performed duties for an Employer or an Affiliate during such absence, or in the absence of a regularly scheduled number of hours, forty (40) hours per week (or eight (8) hours per day). For purposes of such determination, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of such Employee,
         (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. Hours of Service credited for purposes of such determination shall be credited in the Computation Period in which such absence begins, if necessary to prevent a One Year Break-in-Service in such period, or, in all other cases, in the next following Computation Period. In no event will more than five hundred one (501) Hours of Service be credited for any single continuous period of time during which the person did not or would not have performed duties. The

         Administrative Committee may, in its discretion, require an Employee who is absent from work for maternity or paternity reasons to furnish information to the Administrative Committee to establish that the Employee's absence from work is for maternity or paternity reasons and the number of days for which there was such an absence. Each Employer reserves the right to terminate the employment of any Employee who is absent from work without authorization, without regard to whether such Employee is entitled to be credited for Hours of Service pursuant to this Subsection 2.40(e); and

              (f) The same Hours of Service shall not be credited more than once under this Section 2.39. The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations, 29 C.F.R. Section 2530.200b-2(b), and Hours of Service shall be credited to Computation Periods in accordance with the provisions of Labor Department Regulations, Section 29 C.F.R. Section 2530.200b-2(c).

         2.40 "Investment Committee" means the committee appointed by the Administrative Committee pursuant to Article X to recommend Investment Funds and perform the other duties allocated to it under Article X.

         2.41 "Investment Fund" means, subject to Section 7.14, one or more or all of the following funds in which a Participant may direct the investment of his Accrued Benefit (other than any portion thereof allocated to his Employer Matching Contribution Account) and his future Employee Contributions:

              (a) "Investment Fund '1'," as described in Section 7.9(a)(1);

              (b) "Investment Fund '2'," as described in Section 7.9(a)(2);

              (c) "Investment Fund '3'," as described in Section 7.9(a)(3);

              (d) "Investment Fund '4'," as described in Section 7.9(a)(4);

              (e) "Investment Fund '5'," as described in Section 7.9(a)(5);

              (f) "Investment Fund '6'," as described in Section 7.9(a)(6);

              (g) "Investment Fund '7'," as described in Section 7.9(a)(7);

              (h) "Investment Fund '8'," as described in Section 7.9(a)(8);

              (i) "Investment Fund '9'," as described in Section 7.9(a)(9); and

              (j) "Investment Fund '10'," as described in Section 7.9(a)(10).

         2.42 "Leased Employee" means any "leased employee," within the meaning of Code Section 414(n), who is not described within the safe harbor exception of Code Section 414(n) (5). A person shall not be treated as a Leased Employee until such person has performed services for an Employer or an Affiliate on a substantially full-time basis for a consecutive twelve (12) month period.

         2.43 "Monthly Date" means each January 1 and the same day of each following month during the Plan Year beginning on such date.

         2.44 "Non-Highly Compensated Employee" means an Employee of an Affiliate who is not a Highly Compensated Employee for the Plan Year under consideration.

         2.45 "Nonvested Account" means the part, if any, of a Participant's Account that is in excess of his Vested Account.

         2.46 "Normal Form" means a single life annuity with installment refund.

         2.47 "One Year Break-in-Service" means a Computation Period within which an Employee completes not more than 500 Hours of Service.

         2.48 "Parent" means The Williams Companies, Inc. and any successor entity which owns more than fifty percent (50%) of the Company.

         2.49 "Participant" means an Employee participating in the Plan as provided in Article III.

         2.50 "Plan" means the Mid-South OCAW Savings & Retirement Plan as amended from time to time.

         2.51 "Plan Year" means a twelve (12)-consecutive month period commencing on each January 1.

         2.52 "Pre-Tax Account" means a subaccount, plus income and gains credited thereto and minus all losses, expenses and distributions chargeable thereto, comprised of a Participant's Pre-Tax Contributions.

         2.53 "Pre-Tax Contributions" means contributions made on behalf of a Participant under the terms of Section 4.7.

         2.54 "Prior Plan" means the MAPCO Petroleum Inc. Savings and Retirement Plan for Employees in Bargaining Units Represented by Oil, Chemical and Atomic Workers Local Unions 3-631 and 3-206, as in effect from time to time prior to January 1, 1999.

         2.55 "Prior Service" means the number of full and partial Years of Service recognized, respectively, as Years of Eligibility Service and Vesting Service under the Prior Plan as of December 31, 1998, for purposes of determining the nonforfeitable right to Employer Contributions held by the Plan on behalf of an individual who is employed by an Employer on January 1, 1999.

         2.56 "Procedure" means the Procedure for Identification and Processing of Qualified Domestic Relations Orders, which is attached hereto and incorporated herein as Appendix I.

         2.57 "Qualified Domestic Relations Order" has the meaning set forth in the Procedure.

         2.58 "Qualified Joint and Survivor Form" means, for a Participant who has a spouse, an immediate survivorship life annuity with installment refund, where the survivorship percentage is 50% and the Contingent Annuitant is the Participant's spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code
Section 414(p). If a Participant does not have a spouse, the Qualified Joint and Survivor Form means the Normal Form. The amount of benefit payable under the Qualified Joint and Survivor Form shall be the amount of benefit which may be provided by the Participant's Vested Account.

         2.59 "Qualified Preretirement Survivor Annuity" means a single life annuity with installment refund payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

         2.60 "Reemployment Commencement Date" means the date an Employee first performs an Hour-of-Service following an Eligibility Break in Service.

         2.61 "Recordkeeper" means the corporation or other entity appointed by the Administrative Committee to keep the records (including records of voice instructions) under the Plan.

         2.62 "Related Plan" means any other defined contribution plan, as defined in Code Section 414(i), or any defined benefit plan, as defined in Code
Section 414(j), maintained by an Employer or an Affiliate, respectively called a Related Defined Contribution Plan or Related Defined Benefit Plan.

         2.63 "Rollover Contributions" means contributions made by a Participant under the terms of Section 4.10.

         2.64 "Rollover Contribution Account" means a subaccount, plus income and gains credited thereto and minus all losses, expenses and distributions chargeable thereto, comprised of the Participant's Rollover Contributions.

         2.65 "Safe Harbor Testing Compensation" means, with respect to each Plan Year, the first $160,000 (or such other amount as may be permitted under Section 401(a)(17) of the Code) of an Eligible Employee's compensation within the meaning of Code Section 415(c)(3) during the period such Eligible Employee is eligible to participate subject to the following adjustments, if the Plan Administrator determines, in its discretion, to make such adjustments for a Plan
Year:

              (a) The Administrative Committee may elect to exclude all of the following items for a Plan Year, namely, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits; and

              (b) The Administrative Committee may elect to include all of the following items for a Plan Year, namely (i) elective contributions that are made by an Employer on behalf of its employees that are not includable in gross income under Code Section 125, 402(a)(8), 401(h) and 403(b); (ii) compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b) (deferred compensation plans of state and local governments and tax-exempt organizations); and (iii) employee contributions (under governmental plans) described in Code Section 414(h)(2) that are picked up by the employing unit and thus are treated as employer contributions.

         2.66 "Termination of Employment" means (a) a resignation by an Employee for any reason, (b) a dismissal of an Employee for any reason, (c) the death or retirement of an Employee, including a cessation of employment on account of total and permanent Disability, (d) a disposition which meets the requirements of Code Section 401(k)(10)(A)(ii) of substantially all the assets of an Employer used by such Employer in a trade or business, but only with respect to a Participant who continues employment with the corporation acquiring such assets and only where the sponsorship of this Plan is not transferred to the controlled group of entities acquiring such assets, or (e) a disposition which meets the requirements of Code Section 401(k)(10)(A)(iii) by an Employer or an Affiliate of such corporation's interest in a subsidiary, but only with respect to a Participant who continues employment with such subsidiary and only where the sponsorship of this Plan is not transferred to the controlled group of entities acquiring such subsidiary. Employment transfers by an Employee from employment by one Employer or Affiliate to employment by another Employer or Affiliate shall not be regarded as a Termination of Employment.

         2.67 "Trust" means the legal entity resulting from the Trust Agreement (and any amendments thereto) between the Company and the Trustee, by which Employer Contributions and Employee Contributions shall be received, held, invested and distributed to or for the benefit of the Participants and Beneficiaries.

         2.68 "Trust Agreement" means the agreement between the Company and the Trustee, as amended from time to time.

         2.69 "Trust Fund" means all property, real or personal, received or held by the Trustee, plus all income and gains and minus all losses, expenses, and distributions chargeable thereto.

         2.70 "Trustee" means any corporation, individual or individuals who shall accept the appointment as Trustee to execute the duties of the Trustee as specifically set forth in the Trust Agreement.

         2.71 "Union" means the Oil, Chemical and Atomic Workers Local Unions #3-631 and #3-206.

         2.72 "Valuation Date" means each day of the Plan Year on which Investment Funds are valued, as determined by the Administrative Committee in its sole discretion.

         2.73 "Vesting Service" means the sum of:

              (a) The Employee's whole years of Prior Service determined as of December 31, 1998, under the provisions of the Prior Plan; plus

              (b) each Year of Service earned after December 31, 1998; plus

              (c) any other service designated by an Employer as Vesting Service in an acquisition agreement approved by the Company or in the Employer's resolution adopting this Plan; plus

              (d) any other service with an Employer or an Affiliate as a Leased Employee, if such service would have constituted a Year of Service under the applicable provisions of this Plan, if the Leased Employee had been a common law employee of an Employer; and

              (e) any other service with an Employer or an Affiliate as a Leased Employee, if such service would have constituted a Year of Service under the applicable provisions of this Plan, if the Leased Employee had been a common law employee of an Employer;

but, excluding any service before January 1, 1999, if under the break-in-service provisions of the applicable Prior Plan in effect at the time of such break-in-service, such service was not taken into account. Service that is not taken into account by reason of the exclusions set forth above shall not be taken into account in applying this Section 2.74 to a subsequent break-in-service.

         2.74 "Year of Service" means a Computation Period within which an Employee completes at least 1,000 Hours of Service.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 Entitlement to Participation. Each Eligible Employee who was a Participant of the Prior Plan on December 31, 1998, shall be eligible to participate in this Plan in accordance with the terms of this Plan. Any other Eligible Employee shall be entitled to become a Participant with respect to Employer Nonmatching Contributions under Sections 5.1 and 5.2 on the first day of any month following the completion of a year of Eligibility Service. In addition, any Eligible Employee shall be entitled to become an Active Participant by making Employee Contributions under Article IV on or after the first day of the month following such Participant's date of hire. Notwithstanding the foregoing, an Eligible Employee who is rehired on or after January 1, 1999 shall be entitled to participate immediately upon reemployment by an Employer, if the Eligible Employee had participated at any time before reemployment in this Plan.

         3.2 Duration of Participation. An Eligible Employee shall become an Active Participant as of the date he commences to make Employee Contributions to this Plan in accordance with Section 4.2. By electing to make such contributions or accepting Employer Contributions, an Employee agrees to be bound by the terms and conditions of this Plan. Participation as an Active Participant shall continue during any period in which an Eligible Employee makes Employee Contributions to this Plan. A person shall continue as a Participant until the entire Accrued Benefit of such person has been distributed pursuant to the terms of this Plan.

                                   ARTICLE IV

                              PRE-TAX CONTRIBUTIONS

         4.1 Amount of Employee Contributions. To become an Active Participant, an Eligible Employee, who has satisfied the participation requirements of
Section 3.1, may elect in the manner described in Section 4.2 to contribute monthly to this Plan by: (i) payroll salary reduction in the form of Pre-Tax Contributions any whole percentage from 1% through 15% (or such lesser percentage as may be established from time to time by the Administrative Committee for all Eligible Employees or only for Highly Compensated Employees) of his Compensation for such month, and (ii) by payroll deduction or such other method approved by the Administrative Committee in the form of After-Tax Contributions any whole percentage from 1% through 15% (or such lesser percentage as may be established from time to time by the Administrative Committee for all Eligible Employees or only for Highly Compensated Employees) of his Compensation for such month; provided, the total After-Tax Contributions when added to Pre-Tax Contributions may never exceed 15% of his Compensation for such month. Employee Contributions may not be made-up by any person, unless permitted by the Administrative Committee.

         4.2 Manner of Electing. An Eligible Employee must have completed and delivered to the Administrative Committee an enrollment and transaction authorization form prepared by the Administrative Committee which authorizes the Eligible Employee to give voice instructions to the Recordkeeper. In addition, the Eligible Employee shall have provided all necessary voice instructions required by the Recordkeeper, in its sole discretion, to enroll in the Plan, including the authorization of the Employer, to deduct from or reduce the Employee's Compensation through payroll deduction or payroll salary reduction by an amount equal to the product of (i) the contribution percentage selected by the Employee multiplied by (ii) the Employee's Compensation for the applicable payroll periods. If the Administrative Committee authorizes other methods of making Employee Contributions, an Eligible Employee shall complete and timely deliver to the Administrative Committee or the Recordkeeper such forms or voice instructions authorized by the Administrative Committee for that purpose on or before the Deadline Day.

         4.3 Change of Election. Subject to the temporary suspensions for withdrawals under Section 8.4 and the adjustment provisions of Sections 5.5 and
4.7 through 4.9, a contribution percentage selected by the Participant shall continue in effect, notwithstanding any change in his Compensation, until the earliest of the date (i) his election to change his contribution percentage is effective, or (ii) he ceases to be an Eligible Employee.

         4.4 Effective Date of Election. A contribution percentage election or change of such election made by an Eligible Employee shall be effective on the first day of the month designated by such Eligible Employee, if proper voice instructions are given by the Eligible Employee to the Recordkeeper no later than the Deadline Day of the month immediately preceding the month in which the initial election or any change of such election is to be effective. The Administrative Committee, in its discretion, may waive the foregoing advance notice requirement. However, in no event shall an election to commence making Employee Contributions become effective prior to the first day of the month next following the last day of a period during which the Participant is barred from making contributions under Section 8.4.

         4.5 Deposit of Employee Contributions. All Pre-Tax Contributions for any payroll period shall be delivered to the Trustee as soon as practicable but in all events before the close of the month immediately after the month in which such payroll period ends and shall be held for investment by the Trustee under the Trust Agreement in accordance with the Participant's elections under Section
6.1. An After-Tax Account and a Pre-Tax Account shall be established on behalf of each Participant to record the amount of After-Tax Contributions and Pre-Tax Contributions respectively made by such Participant to the Plan. Income and gains earned on the Participant's Employee Contribution Accounts shall be credited thereto and losses, expenses and distributions chargeable to the Participant's Employee Contribution Accounts shall be deducted therefrom. A Participant's Employee Contribution Accounts shall be fully vested at all times.

         4.6 Pre-Tax Contributions. Subject to the limitations of Sections 5.5 and 4.7 through 4.9, Pre-Tax Contributions for a Participant shall consist of the dollar amount of Pre-Tax Contributions for a particular year or a particular period of time that result from a Participant's electing to have Employer Contributions made by his Employer in the form of a salary reduction. Each Participant may elect to have his Compensation reduced by a contribution percentage designated by him under Section 4.2 for the balance of the calendar year subsequent to such election. All such elections may be made to be effective on the date of becoming eligible for this Plan or on a later date. The contribution percentage of a Participant can be changed pursuant to Section 4.3 or 4.7.

         4.7 Limitation on Pre-Tax Contributions. During each Plan Year, the sum of the Pre-Tax Contributions shall satisfy the test contained in either subsection (a) or (b), taking into account the special rules of subsections (c),
(d) and (e) below:

              (a) The Actual Deferral Percentage of the Highly Compensated Employees who are eligible to make contributions under Section 4.2 shall not be more than one hundred twenty-five percent (125%) of the Actual Deferral Percentage of the Non-Highly Compensated Employees who are eligible to make contributions under Section 4.2; or

              (b) The excess of the Actual Deferral Percentage of the Highly Compensated Employees who are eligible to make contributions under
         Section 4.1 over the Actual Deferral Percentage of the Non-Highly Compensated Employees who are eligible to make contributions under
         Section 4.1 shall not be more than two (2) percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees who are eligible to make contributions under Section 4.1 shall not be more than two hundred percent (200%) of the

         Actual Deferral Percentage of the Non-Highly Compensated Employees who are eligible to make contributions under Section 4.1. Notwithstanding the foregoing, the percentages provided in this subsection (b) shall be subject to reduction to the extent provided in the regulations issued by the Secretary of the Treasury for the purpose of preventing a multiple use of this test with respect to any Highly Compensated Employee. In this regard, Treasury Regulation 1.401(m)-2 is incorporated herein by reference. In addition, any required reductions for failure to meet the multiple use test shall be made to the Contribution Percentage of all Highly Compensated Employees.

              (c) The actual deferral ratio ("ADR") of an eligible Highly Compensated Employee (for purposes of determining the Actual Deferral Percentage) shall be determined by treating all cash or deferred arrangements maintained by the Company or an Affiliate under which the Highly Compensated Employee is eligible, as a single arrangement.

              (d) In the event the Actual Deferral Percentages for a Plan Year do not satisfy either of the tests set forth in subsections (a) and (b) above, (1) the Employers may make qualified nonelective Employer Salary Deferral Contributions in an equal dollar amount to those Nonhighly Compensated Employees included in such tests who have Compensation during the Plan Year of Twenty-Two Thousand Dollars ($22,000) or less and who are Eligible Employees on the last day of the Plan Year, (2) the Administrative Committee may distribute the excess elective contributions of Highly Compensated Employees in accordance with
         Section 4.9, or (3) a combination of the foregoing remedies may be applied in order that one of the foregoing tests is met for such Plan Year in accordance with the requirements of Code Section 401(k) and regulations promulgated thereunder. In all events, one of the foregoing tests shall be met with respect to each Plan Year.

In the event that the Administrative Committee, at its sole discretion, estimates that the Pre-Tax Contributions which will be made to the Plan with respect to a Plan Year will not satisfy any of the tests set forth above, the Administrative Committee may reduce or adjust, at any time or times before the close of the Plan Year, the maximum percentage of Compensation that all Highly Compensated Employees shall be permitted to elect to contribute as Pre-Tax Contributions for the remainder of the Plan Year to meet one of the tests set forth above.

         4.8 Maximum Amount of Pre-Tax Contributions. With respect to each Plan Year, the total Pre-Tax Contributions to the Plan attributable to salary reduction on behalf of any Participant shall not exceed Ten Thousand Dollars ($10,000) multiplied by the adjustment factor provided by the Secretary of the Treasury in accordance with Code Section 402(g)(5). In the event that the Pre-Tax Contributions to the Plan for any Participant exceed the amount described above, the Administrative Committee shall return, not later than the first April 15 following the close of the taxable year, the Pre-Tax Contribution in excess of the amount described above, together with any income allocable thereto, to the affected Participant.

         4.9 Excess Elective Contributions.

              (a) If one of the tests described in Section 4.7 is not satisfied after taking into account any qualified nonelective and qualified matching contributions, if any, made or to be made (before the end of the next following Plan Year), the Administrative Committee shall determine the excess Pre-Tax Contributions ("Excess Elective Contributions") of each Highly Compensated Employee for such Plan Year by applying the method described in applicable regulations.

              (b) The Administrative Committee may adjust the actual deferral ratio ("ADR") of each affected Highly Compensated Employee by causing distribution of Excess Elective Contributions, in accordance with applicable regulations on the basis of the amount of Pre-Tax Contributions, by or on behalf of each such Highly Compensated Employee. Any such distribution shall be completed no later than the first March 15 following the end of such Plan Year, if the Administrative Committee desires to avoid the penalty tax under Code
         Section 4979, but in no event later than the end of the first twelve-month period following the end of such Plan Year. Any distribution of less than the entire amount of the Excess Elective Contributions with respect to any Highly Compensated Employee shall be treated as a pro rata distribution of Excess Elective Contributions and income allocable thereto. The amount of Excess Elective Contributions to be distributed shall be reduced by any excess deferrals previously distributed with respect to the Plan Year in accordance with Section
         4.8. Income allocable to distributed Excess Elective Contributions with respect to a Plan Year shall be distributed therewith and shall include income for such Plan Year but not for the gap period between the end of such Plan Year and the date of distribution of such Excess Elective Contributions.

         4.10 Requirements for Rollover Contributions. An Eligible Employee may make a Rollover Contribution to the Plan only in accordance with the provisions of this Section 4.10. A Rollover Contribution shall be limited to direct or indirect transfers to this Plan which consist of (i) an amount not in excess of the maximum amount of an eligible rollover distribution which may be rolled over to a qualified trust in accordance with Code Section 402(c), or (ii) the entire amount received as a distribution qualifying as a rollover contribution from an individual retirement account or individual retirement annuity in accordance with Code Section 408(d)(3). The Administrative Committee, in its discretion, shall determine in every instance whether the foregoing criteria have been met prior to acceptance of any such contribution. The Administrative Committee may request of the Eligible Employee any documents or evidence it deems necessary and may seek the advice of counsel to assist it in making such a determination. Rollover Contributions shall be paid to the Trustee in cash or such other form of payment as may be approved by the Administrative Committee in its discretion. A Rollover Contribution shall be delivered to the Trustee as soon as practicable, but in no event later than sixty (60) days after the amount thereof was received by the Eligible

Employee. The Trustee shall initially invest the cash portion of the Rollover Contribution in Fund 1 and the Common Stock portion of the Rollover Contribution in Fund 9. The Trustee shall reinvest such Rollover Contribution in accordance with the Eligible Employee's subsequent elections, if any, pursuant to Section
6.2. In general, an Eligible Employee shall be deemed to be a Participant with respect to his Rollover Contribution only to the extent necessary as determined by the Administrative Committee, prior to having become a Participant for all purposes in accordance with Section 3.1. In this regard, such Eligible Employee shall be permitted to make a loan under Article XIII, however, in no event shall such Eligible Employee be permitted to make a withdrawal under Section 8.4, prior to having so become a Participant. The Administrative Committee or its delegate shall establish a Rollover Contribution Account on behalf of the Eligible Employee to record the amount of his Rollover Contribution. An Eligible Employee's Rollover Contribution Account shall be fully vested at all times.

                                    ARTICLE V

                     EMPLOYER CONTRIBUTIONS AND ALLOCATIONS

         5.1 Employer Nonmatching Contributions. Subject to Sections 5.5, 12.1, 12.2, and 12.3, each Employer will contribute in cash an amount equal to six (6) percent of each eligible Participant's Compensation for each month (calendar quarter prior to December 31, 1998) of employment.

         5.2 Allocation of Employer Nonmatching Contributions and Forfeitures. As of the last day of each month (calendar quarter prior to December 31, 1998), the contributions which are designated as Employer Nonmatching Contributions and which are contributed to the Trust, shall be computed, allocated and delivered to the Trustee as soon as practicable, but in all events on or before the last day of the month immediately after the month in which a payroll period ends. A Participant who retires, dies or terminates employment due to Disability during such Plan Year shall share in the allocation on the basis of the Compensation he earns prior to his retirement, Disability or death. All other Participants will share in the allocation only if they are in the active employ of the Employer or on an Authorized Leave of Absence on the last day of the month.

         5.3 Determination and Amount of Employer Contributions. The Company shall determine the amount of any contribution to be made by each Employer hereunder. Such determination shall be binding on all Participants, the Trustee, and the Employer. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer.

         5.4 Application of Forfeitures. All Forfeitures that are not applied in accordance with Sections 7.8, 8.3(c), or 8.10 or used to pay expenses of this Plan at the direction of the Administrative Committee shall be applied to reduce Employer Contributions. Each Employer's share of such Forfeitures shall be determined by the Administrative Committee in its discretion.

         5.5 Maximum Contributions.

              (a) Amount of Limitation. Notwithstanding any other provision of this Plan, a Participant's Annual Additions for any Plan Year shall not exceed the lesser of:

                           (1) Twenty-five percent (25%) of the Participant's
                  415 Compensation during the Plan Year; or

                           (2) $30,000 (or, if greater, one-fourth of the dollar
                  limitation in effect under Code Section 415(b)(1)(A) for such Plan Year).

              (b) "Annual Additions" means, with respect to a Participant for any Plan Year, the sum of (1), (2) and (3) below, excluding (4) below, where:

                           (1) is Employer Contributions and Forfeitures, if
                  any, allocated to the Participant's Employer Contribution Account and Employee Contributions allocated to the Participant's Employee Contribution Account;

                           (2) is the amount of employer contributions,
                  forfeitures and voluntary contributions allocated to an account on behalf of the Participant under any Related Defined Contribution Plan;

                           (3) is any contributions allocated to an individual
                  medical account of a Participant that is part of a Related Defined Benefit Plan to the extent such contributions are required to be treated as Annual Additions to a Related Defined Contribution Plan by Section 415(1) of the Code; and

                           (4) is, with respect to an employee stock ownership
                  plan (as described in Code Section 4975(e) (7)) which meets the requirements of Code Section 415(c) (6) for such Plan Year,

                                    (A) forfeitures of employer securities
                           (within the meaning of Code Section 409) under such an employee stock ownership plan, if such securities were acquired with the proceeds of a loan (as described in Code Section 404(a)(9)(A); and

                                    (B) employer contributions to such an
                           employee stock ownership plan which are deductible under Code Section 404(a)(9)(B) and charged against such Participant's account.

              (c) "415 Compensation" means a Participant's earned income, wages, salaries, and fees for personal services and other amounts paid or made available during the Plan Year for personal services actually rendered in the course of employment with the Company or an Affiliate (including, but not limited to, commissions and compensation for services on the basis of a percentage of profits and bonuses), but excluding (1) any Pre-Tax Contributions for such Participant, (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock or property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and (4) other amounts which receive special tax benefits such as any premiums for group term life insurance which are not includable in the Participant's gross income. Notwithstanding the foregoing, the Administrative Committee shall exclude relocation pay (including mortgage interest differential) from 415 Compensation and may exclude from 415 Compensation any other item which the Administrative Committee determines to be administratively impracticable to measure or count or required as an exclusion under regulations or rulings issued by the Internal Revenue Service pursuant to Code Section 415.

              (d) "Defined Benefit Plan Fraction" means for any limitation year a fraction (X)/(Y), where (X) is the "projected annual benefit" of the Participant under the plan (determined as of the close of the limitation year), and (Y) is the greater of the product of 1.25 multiplied by the "projected current accrued benefit," or the lesser of: (i) the product of 1.25 multiplied by the maximum dollar limitation provided under Code Section 415(b)(l)(A) for such limitation year, or
         (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(l)(B) for such limitation year. For purposes of applying the limitations of Code Section 415, the "projected annual benefit" for any Participant is the benefit, payable annually, under the terms of the plan determined pursuant to Treasury Regulation 1.415-7(b) (3). For purposes of applying the limitations of Code Section 415, "projected current accrued benefit" for any Participant in a Related Defined Benefit Plan in existence on July 1, 1982, shall be the accrued benefit, payable annually, provided for under applicable rulings by the Internal Revenue Service and Treasury Regulations.

              (e) "Defined Contribution Plan Fraction" means for any limitation year a fraction (X)/(Y), where (X) is the cumulative sum of the Annual Additions to the Participant's accounts as of the close of the limitation year and (Y) is the sum of the lesser of the following determined for such year and each prior year of service with the
         Company: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(l)(A) for such limitation year or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) for such limitation year. Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulation 1.415-7(d) (1) and applicable rulings of the Internal Revenue Service.

              (f) Application of Limitations. If the Annual Additions for a Participant of this Plan for any Plan Year exceed the limitation provided in subsection (a) above, such excess (the "Annual Excess") shall not be allocated to such Participant's accounts but shall be treated in the following manner:

                           (1) After-Tax Contributions allocable to such
                  Participant and any earnings attributable thereto shall be reduced to the extent necessary to reduce the Annual Excess to zero;

                           (2) Pre-Tax Contributions allocable to such
                  Participant and any earnings attributable thereto shall be reduced to the extent necessary to reduce the Annual Excess to zero;

                           (3) If an Annual Excess remains, Employer
                  Non-matching Contributions allocable to such Participant shall be reduced or suspended to the extent necessary to reduce the Annual Excess to zero;

                           (4) If an Annual Excess remains, Employer Salary
                  Deferral Contributions and any earnings attributable hereto shall be reduced or suspended to the extent necessary to reduce the Annual Excess to zero;

                           (5) Any reduction in a Participant's allocations of
                  After-Tax Contributions and any earnings attributable thereto under Section 5.7(g)(1) shall be either refunded to the Participant or suspended, as determined by the Administrative Committee in its discretion, and if suspended, utilized to reduce future After-Tax Contributions on behalf of such Participant for succeeding Plan Years;

                           (6) Any reduction in a Participant's allocations of
                  Pre-Tax Contributions and any earnings attributable thereto under Section 5.7(g)(2) shall be suspended and utilized to reduce future Pre-Tax Contributions on behalf of such Participant for succeeding Plan Years;

                           (7) Any reduction in a Participant's allocations of
                  Employer Contributions and any earnings attributable thereto under Sections 5.7(g)(3), and in the Participant's Employer Salary Deferral Contributions and any earnings attributable thereto under Section 5.7(g)(4) shall be separately suspended and utilized to reduce future Employer Contributions and Employer Salary Deferral Contributions, respectively, on behalf of the Participant for succeeding Plan Years;

                           (8) In the event any amount attributable to Employer
                  Contributions suspended under Section 5.7(g)(7) remains unallocated to such Participant's Employer Contribution Account during a Plan Year following the Plan Year in which such Participant ceases to be a Participant, such amount shall be applied to reduce Employer Contributions and Employer Salary Deferral Contributions, respectively, for all Participants for such Plan Year and succeeding Plan Years, as necessary to reduce such amount to zero;

                           (9) Any suspended amounts attributable to Employee
                  Contributions remaining as of such Participant's Termination of Employment shall be returned to such Participant; and

                           (10) Any suspended amounts attributable to Employer
                  Contributions remaining upon Plan termination shall be returned to the Employers and any suspended amounts attributable to Employee Contributions remaining upon Plan termination shall be returned to such Participant.

              (g) If a Participant participates in any Related Defined Benefit Plan, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for such Participant shall not exceed 1.0 (the "Combined Fraction"). If the Combined Fraction of such Participant exceeds 1.0, the Participant's Defined Benefit Plan Fraction shall be reduced by limiting the Participant's annual benefits payable from the Related Defined Benefit Plan in which he participates to the extent necessary to reduce the Combined Fraction of such Participant to 1.0. The Participant's defined contribution plan fraction shall be determined by application of (1) the special transition rules under
         Section 415(e) (4) of the Code, (2) the special limitation for employee stock ownership plans under Section 415(c)(6) of the Code and, (3) if elected by the Administrative Committee, the special transition rule for Plan Years ending after December 31, 1982 under Section 415(e)(6) of the Code.

                                   ARTICLE VI

                              INVESTMENT PROVISIONS

         6.1 Investment of Future Employee and Employer Contributions.

              (a) Amount of Investment Election. An Active Participant may direct the Trustee, by submission of proper voice instructions, in such form as the Recordkeeper, in its discretion, may require from time to time, to invest his future Employee Contributions and future Employer Contributions in one or more of the Plan's Investment Funds. In general, all such contributions will be invested in Fund 1 unless the Active Participant designates the Investment Funds in which such contributions are to be invested. If an Active Participant elects to invest his future Employee Contributions and future Employer Contributions in more than one Investment Fund, he must designate the percentage in whole multiples of one percent (1%).

              (b) Effective Date of Investment Election. An investment election hereunder (or a change of such election) with respect to future Employee Contributions and future Employer Contributions shall be effective approximately ten (10) days after the month in which the Active Participant provides the proper voice instructions required by the Recordkeeper, in its discretion, provided such voice instructions are received by the Recordkeeper no later than the Deadline Day. The Administrative Committee, in its discretion, may waive the foregoing advance notice requirement.

              (c) Change of Investment Election. The investment election of a Participant shall continue in effect, notwithstanding any change in his Compensation, his contribution percentage or his status as an Active Participant, until the date a change of his investment election is effective.

         6.2 Investment of Past Contributions and Rollover Contributions.

              (a) Amount of Conversion Election. A Participant may direct the Trustee, by providing the Recordkeeper (or other party designated by the Administrative Committee) with the proper voice (or written) instructions required by the Recordkeeper (or other party designated by the Administrative Committee) in its discretion, the investment of that portion of his Accrued Benefit attributable to past Employee Contributions, Rollover Contributions, and Employer Contributions into one or more of the Plan's Investment Funds. If a Participant elects to invest his Employee Contributions, Rollover Contributions and/or the Employer Contributions in more than one Investment Fund, he must designate in his voice instructions the percentage in whole multiples of one percent (1%).

                  (b) Effective Date of Conversion Election. A conversion election hereunder (or a change of such election) shall be effective as soon as practicable following the date on which a Participant delivers the proper instructions required by the Recordkeeper (or other party designated by the Administrative Committee), in its discretion, provided such instructions are received by the Recordkeeper (or other party designated by the Administrative Committee) no later than the Deadline Day. The Administrative Committee, in its discretion, may waive the foregoing advance notice requirement. Notwithstanding the foregoing, due to the change in Trustee and Recordkeeper, no changes will be permitted from December 16, 1998 through March 1, 1999.

              (c) Mapping of Investments. In the case of a Participant with a balance attributable to participation in the Prior Plan, his Accrued Benefit subject to direction under Section 6.2(a) which is attributable to the Prior Plan will be invested on and after January 1, 1999 in the Investment Fund that is deemed similar to the discontinued investment option:


                   Discontinued Fund                                                 New Fund

1.       Principal Money Market Fund Guaranteed               1.       Morley Capital Taft/Hartley Stable Value
         Interest Accounts

2.       Fidelity Asset Manager                               2.       Invesco Total Return Fund

3.       Principal Stock Index Fund                           3.       Vanguard Index 500

4.       Fidelity Contrafund                                  4.       Fidelity Contrafund


                                   ARTICLE VII

                           TRUST AGREEMENT AND TRUSTEE

         7.1 Funding Instrument. The Company, with the approval of and at the direction of the Administrative Committee, may enter into one or more Trust Agreements to provide for the holding, investment and payment of Plan assets, or direct by execution of an Insurance Contract, that all or a specified portion of the Plan's assets be held, invested and paid under such contract. The Trust Agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

         7.2 Selection of Trustee. The Administrative Committee shall select, remove or replace a Trustee in accordance with the Trust Agreement. The subsequent resignation or removal of a Trustee and the appointment of a successor Trustee and the approval of its accounts shall all be accomplished in the manner provided in the Trust Agreement.

         7.3 Trustee's Duties. The powers, duties and responsibilities of a Trustee shall be as stated in the Trust Agreement. All Employer Contributions and Employee Contributions shall be paid into the Trust, and all benefits payable under this Plan shall be paid from the Trust. An Employer shall have no rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets in its hands, in accordance with the directions of the Administrative Committee, for the exclusive benefit of the Participants and their Beneficiaries, except as otherwise provided in Sections 5.5 and 7.11.

         7.4 Trust Expenses. Except as otherwise provided in Sections 7.14, 8.1,
8.3 or by action of the Administrative Committee, expenses of administering this Plan, including the fees of the Trustee and the expenses of the Trustee, the Administrative Committee, the Investment Committee, and the Investment Managers shall be paid by the Employer. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the accounts of Participants as the Administrative Committee shall determine.

         7.5 Trust Entity. The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets. The Trust, and the corpus and income thereof, shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor.

         7.6 Accrued Benefit. An Employer Contribution Account and an Employee Contribution Account shall be established and maintained, as appropriate, for each Participant to record the value of his interest in the Trust Fund in accordance with Section 7.7. Every adjustment to a Participant's Accrued Benefit provided for by this Plan shall be considered as having been made on the relevant Valuation Date regardless of the date of actual entry or receipt by the Trustee of Employer Contributions or Employee Contributions or the actual date of payment of benefits under this Plan.

         7.7  Trust Income.

              (a) As of each Valuation Date in each Plan Year, the fair market value of each of the Investment Funds shall be determined by the Trustee and reported to the Recordkeeper. As of each Valuation Date the net income and gains or losses of each Investment Fund shall be credited or charged to each Participant's Employee Contribution Account and Employer Contribution Account and to any other account maintained in such Investment Fund by the Trustee in accordance with the "unit," "share," or "cash" method of accounting consistently followed and uniformly applied.

              (b) From January 1, 1999 until February 28, 1999, purchases and sales of Common Stock that are directed by a Participant on the voice response system prior to 2:00 p.m. on a Valuation Date pursuant to Sections 6.2, 6.4, 8.4(a), 8.4(b), 8.4(c) or 8.4(g) shall be valued at closing price of the Common Stock reported by the New York Stock Exchange's Composite Tape on the Valuation Date that the directions are given to the Recordkeeper unless the Trustee is unable to sell such Common Stock at such closing price prior to the opening of the New York Stock Exchange on the following business day, in which case such purchases and sales shall be valued in accordance with Section 7.7(c). In this regard, it is expected that the Trustee will be unable to complete the purchases and sales by the opening of the stock market on the following business day for reasons which include, but are not limited to: (i) the cessation of trading of Common Stock on the New York Stock Exchange, (ii) a tender offer for the Company, (iii) a failure of the recordkeeping system, or (iv) a net purchase or sale by the Trustee of 75,000 or more shares of Common Stock on any day.

                  (c) Except for purchases and sales of Common Stock which meet the requirements of Section 7.7(b), all purchases and sales of Common Stock shall be valued and credited to a Participant's accounts after the purchase and sale of the Common Stock is completed by the Trustee.

         7.8 Correction of Error. In the event of an error in the adjustment of a Participant's Accrued Benefit, the Administrative Committee, in its sole discretion, may correct such error by crediting or charging the adjustment required to make such correction to or against Forfeitures which occur in the Plan Year in which the correction is made.

         7.9 Investment Options. The Trust Fund shall consist of the following Investment Funds to which Employee Contributions, Rollover Contributions, and the Employer Contributions may be directed; provided that the Administrative Committee may change these options from time to time:

         (a)  Fund 1:      Morley Capital Taft/Hartley Stable Value Fund
                           - A portfolio of high-quality investment products issued by life insurance companies, banks, financial institutions and other entities. The return is a blend of all rates of the various investments purchased by the fund.

         (b)  Fund 2:      Invesco Total Return Fund - A portfolio in a
                           management investment company seeking to achieve a high total return through capital appreciation and current income by investing in a combination of equity and fixed income securities.

         (c)  Fund 3:      Fidelity Puritan Fund - A portfolio in a
                           management investment company seeking to achieve a high total return on investments through capital appreciation and current income by investing in a combination of domestic and foreign stocks and bonds that are expected to generate investment gains. The fund can invest in non-traditional investments.

         (d)  Fund 4:      Vanguard Index 500 - A portfolio in a
                           management investment company seeking long-term appreciation of capital by investing primarily in all stocks included in the Standard and Poor's 500 Index in approximately the same percentage as in the Standard and Poor's Index.

         (e)  Fund 5:      Fidelity Magellan Fund - A diversified mutual
                           fund seeking growth of capital by investing primarily in common stocks of a diverse group of companies.
                           This includes stock of large and smaller companies in the U.S., as well as foreign companies in a variety of industries.

         (f)  Fund 6:      Fidelity Contrafund - A diversified mutual
                           fund seeking growth of capital by investing primarily in stock of companies that seem undervalued for identified reasons and are expected to increase in value.

         (g)  Fund 7:      Putnam Voyager A Fund - A diversified mutual
                           fund seeking growth of capital by investing primarily in a wide range of stocks of larger companies as well as common stocks of smaller and less well-known issuers selected from a wide range of industries with growth potential.

         (h)  Fund 8:      Templeton Growth I - a diversified management
                           investment company seeking long-term capital growth through a flexible policy of investing in stocks and debt obligations of companies and governments of any nation.

         (i)  Fund 9:      Common Stock of The Williams Companies, Inc.

         (j)  Fund 10:     Self-directed account allowing the
                           Participant to invest at such Participant's discretion within the limitations of Section 7.14.


         Notwithstanding any other provisions of the Plan, a Participant's interest in the Plan may be temporarily held in cash due to any change in the Investment Funds.

         7.10 Voting and Tender Offers. Notwithstanding any other provision of this Plan, the provisions of this Section 7.10 shall govern the voting and tendering of Common Stock held in the Trust Fund.

              (a) Voting.

                           (1) At the time of mailing of notice of each annual
                  or special stockholders' meeting, the Company or its soliciting agent shall send a copy of such notice and all proxy solicitation materials to each Participant, together with a voting instruction form for return to the Trustee or its designee. Such form shall show the number of full and fractional shares of Common Stock credited to the Participant's Employer and Employee Contribution Accounts (collectively referred to as "Participant's (or Participants') Accounts"). For purposes of this Section 7.10, the number of shares of Common Stock deemed "credited" to any of a Participant's Accounts shall be determined as of the last preceding Valuation Date for which crediting and adjustment of Accounts has been completed in accordance with the provisions of Section 7.7. The Company shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee, if requested, that such materials have been mailed or otherwise sent to Participants.

                           (2) Each Participant shall have the right to instruct
                  the Trustee as to the manner in which the Trustee is to vote that number of shares of Company Stock allocated to such Participant's Accounts. Instructions from a Participant to the Trustee concerning the voting of Company Stock shall be communicated in writing, or by Datagram or similar means. Upon its receipt of such instructions, the Trustee shall vote such shares of Company Stock as instructed by the Participant. If the Trustee shall not receive voting instructions from a Participant with respect to shares of Company Stock allocated to the Participant's Accounts, the Trustee shall vote such shares in accordance with Section 7.10(a) (3) below.

                           (3) The Trustee shall vote all shares as to which it
                  has not received voting instructions, including all shares of Company Stock not allocated to Participants'

                  Accounts, in the same proportion on each issue as it votes those shares allocated to Participants' Accounts for which it received voting instructions from Participants.

                           (4) Any instruction or other communication by a
                  Participant to the Trustee concerning any voting matter shall be held in confidence by the Trustee and shall not be divulged to the Company or to any officer or employee thereof or to any other person or entity.

              (b) Tender Offers.

                           (1) Upon commencement of a tender offer for Common
                  Stock, the Company shall notify each Participant of such tender offer and utilize its best efforts to distribute or cause to be distributed to the Participant such information as is distributed to shareholders of the Parent in connection with such tender offer and shall provide a means by which the Participant can instruct the Trustee whether or not to tender the Common Stock credited to such Participant's Accounts. The Company shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee, if requested, that such materials have been mailed or otherwise sent to Participants.

                           (2) Each Participant, whether or not such Participant
                  is then vested in such Participant's Accounts, shall have the right to instruct the Trustee as to the manner in which the Trustee is to respond to the tender offer for any or all of the Common Stock held in Investment Fund "9" that are credited to such Participant's Accounts. Instructions from a Participant to the Trustee concerning the tender of Common Stock shall be communicated in writing, or by Datagram or similar means. The Trustee shall respond to the tender offer with respect to such Common Stock as instructed by the Participant. The Trustee shall not tender Common Stock credited to a Participant's Accounts for which it has received no instructions from the Participant.

                           (3) The Trustee shall tender that number of shares of
                  Common Stock not credited to Participants' Accounts which is determined by multiplying the total number of shares of Common Stock not credited to Participant's Accounts by a fraction of which the numerator is the number of shares of Common Stock credited to Participants' Accounts for which the Trustee has received instructions from Participants to tender (and such instructions have not been withdrawn as of the date of determination) and the denominator is the total number of shares of Common Stock credited to Participants' Accounts.

                           (4) A Participant who has directed the Trustee to
                  tender any or all of the shares of Common Stock credited to such Participant's Accounts may, at any time prior to the tender offer withdrawal date, instruct the Trustee to withdraw, and the Trustee shall withdraw, such shares from the tender offer prior to the tender offer withdrawal deadline. Prior to such withdrawal deadline, if any Common Stock not credited to Participants' Accounts has been tendered, the Trustee shall redetermine the number of shares of Common Stock which would be tendered under Section 7.10(b)(3) if the date of such withdrawal were the date of determination, and withdraw the number of shares of Common Stock not credited to Participants' Accounts necessary to reduce the number of tendered shares of Common Stock not credited to Participants Accounts to the number so redetermined. A Participant shall not be limited as to the number of instructions to tender or withdraw that the Participant may give to the Trustee.

                           (5) An instruction by a Participant to the Trustee to
                  tender the shares of Common Stock credited to such Participant's Accounts shall not be considered a written election by the Participant to withdraw, or have distributed, any or all of his Accounts which are subject to withdrawal. The Trustee shall advise the Committee to credit to the Participant's Accounts from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Common Stock, if any, so tendered from each such Account.

                           (6) Any instruction or other communication by a
                  Participant to the Trustee concerning any tender offer matter shall be held in confidence by the Trustee and shall not be divulged to the Company or to any officer or employee thereof or to any other person or entity.

         7.11 Right of Employers to Trust Assets. Subject to the provisions of
Section 5.5, the Employers shall have no right or claim of any nature in or to the Trust Fund, except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with this Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering this Plan and Trust; provided, that:

                  (a) if this Plan is denied qualification under Code Section 401(a), Employer Contributions conditioned upon the qualification of the Plan shall be returned to the appropriate Employer within one year of the denial of qualification;

                  (b) if, and to the extent that, a deduction for an Employer Contribution under Code Section 404 is disallowed, Employer Contributions conditioned upon deductibility shall be returned to the appropriate Employer within one year after the disallowance of the deduction; and

                  (c) if, and to the extent that, an Employer Contribution is made through mistake of fact, such Employer Contribution shall be returned to the appropriate Employer within one year of the payment of the contribution.

                  (d) All Employer Contributions made hereunder are conditioned upon this Plan being qualified under Code Section 401(a) and a deduction being allowed for such contributions under Code Section 404. The return of a Contribution to an Employer under subsections (b) or
         (c) above must comply with each of the following requirements:

                           (1) The amount of such Employer Contribution which
                  may be so returned shall not be greater than the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there been no mistake in determining the deduction or had there been no mistake of fact, as the case may be;

                           (2) The amount of such Employer Contribution which
                  may be so returned shall not be increased by earnings attributable to the investment or reinvestment of such Employer Contribution in the Trust, but shall be reduced by losses attributable to the investment or reinvestment of such Employer Contribution in the Trust; and

                           (3) The return of such Employer Contribution shall
                  not reduce the balance of the Employer Contribution Account of any Participant to less than the balance which would have been credited to such Employer Contribution Account, if the returned Employer Contribution had never been contributed.

         7.12 Purchases of Common Stock. The Trustee is expressly authorized to invest so much of the Trust Fund (up to 100% thereof) in Common Stock as is necessary to invest all Employer Contribution Accounts in Common Stock and to execute Participant investment directions under the Plan with respect to all other accounts. Purchases of Common Stock shall be on the open market, in a private placement or from the Parent or an Affiliate. If Common Stock is purchased or transferred in-kind from the Parent or an Affiliate, the sales price (or value, if the Common Stock is transferred in kind) shall be no greater than the lesser of (i) the prevailing price of the Common Stock reported by the New York Stock Exchange's Composite Tape when the Common Stock is acquired by the Plan, and (ii) the average of the closing prices on the New York Stock Exchange of such securities for twenty (20) consecutive trading days immediately preceding the date as of which the Common Stock is acquired by the Plan. No commissions shall be charged with respect to the transaction.

         7.13 Establishment and Deletion of Investment Funds. The Administrative Committee, in its discretion, may from time to time direct the Trustee to delete an Investment Fund (or frozen fund) from the Plan or establish a new Investment Fund in the Plan.

         7.14 Limitations and Special Features of Fund 10. Each Participant shall be permitted to establish a self-directed account by completing the necessary forms provided by a brokerage firm selected by the Administrative Committee. After establishing his self-directed account, a Participant shall be permitted to transfer all or part of his Employee Contributions, his Rollover Contributions, and his Employer Contribution Account, to and from his self-directed account by providing the proper voice instructions required by the Recordkeeper, in its discretion. A Participant shall be permitted to transfer funds to and from his self-directed account on a daily basis by providing voice instructions to the Recordkeeper provided all such transfers are limited to the current cash balances in the Participant's Accounts.

         All funds held in the self-directed account will be valued monthly and each Active Participant maintaining a self-directed account shall be charged an initial fee of $100 and an annual fee of the lesser of $100 or the amount of the annual fee charged by the Trustee for each self-directed account, with the first annual payment due at the time the self-directed account is established. The annual fee for any Participant who has incurred a Termination of Employment shall be the lesser of $150 or the amount of the annual fee charged by the Trustee for each self-directed account. In addition, each Participant who purchases investments in his self-directed account shall be responsible for all brokerage commissions and other expenses associated with his investments.

         The minimum amount which can be initially transferred to establish a self-directed account is $1,000 and the maximum amount is the sum of the Participant's Employee Contribution Account, Rollover Contribution Account, and Employer Contribution Account.

         No Participant shall be able to withdraw any monies under Section 8.4 of the Plan directly from Fund 10. To receive a withdrawal of monies held in Fund 10, the Participant must first transfer such monies to one of the other Investment Funds.

         The investments permitted under this Section 7.14 shall include: (a) stocks, common or preferred, which are traded over the New York, American or NASDAQ exchanges other than Common Stock; (b) open-end or closed-end mutual funds managed by an investment company registered under the Investment Company Act of 1940; bonds, debentures, and any other fixed-income securities, including, but not limited to, certificates of deposit and collateralized mortgage obligations. Notwithstanding the foregoing, the following investments are specifically prohibited: (a) options of any nature, whether or not covered;
(b) limited partnerships, general partnerships and master limited partnerships;
(c) real estate investment trusts; (d) real estate; (e) art; (f) stamps and coins; (g) any investment which may produce unrelated business income to the Trust; and (h) any other investment which is prohibited, from time to time, by the Administrative Committee.

                                  ARTICLE VIII

                                    BENEFITS

         8.1 Payment of Accrued Benefit on or after Normal Retirement Date or Total and Permanent Disability.

                  (a) Retirement. The following provisions only shall apply to a Participant whose Termination of Employment occurs on or after age sixty-five (65) and whose Termination of Employment does not occur by reason of death or Disability. Under such circumstances, the Participant's Accrued Benefit shall become fully, one hundred percent (100%) vested, and the Trustee, at the direction of the Recordkeeper, shall distribute to the Participant his Accrued Benefit in accordance with the applicable provisions of Article IX. Subject to the limitations set forth in the next following sentence in this paragraph and the additional limitations set forth in Section 8.7, such distribution shall be made or begin as soon as practicable after such Termination of Employment. Such distribution shall not in any event be made prior to the Valuation Date coincident with or next following the last day of the month in which the Participant's Termination of Employment occurs and such distribution shall not be made without the Participant's consent, if the Participant's Accrued Benefit exceeds (Five Thousand Dollars ($5,000) and the Participant has not attained the age of seventy and one-half (70 1/2) as of the date of the distribution. Such consent may be given at any time after such Termination of Employment. A Participant who fails to consent to a distribution under this Section 8.1(a) within one hundred and twenty
         (120) days of Termination from Employment shall be required to pay both the applicable fees under Section 7.15 and an annual fee of the lesser of (1) fifty dollars ($50) per year (or such other amount as may be established by the Administrative Committee) toward his share of administrative, trustee, recordkeeping and other fees associated with maintenance of his Accrued Benefit in the Plan, or (2) his share of such fees determined in the same manner each separate fee is assessed by the service provider whether based on value of the Accrued Benefit, accounts or otherwise. If a Participant fails to timely elect a distribution of his Accrued Benefit, his Accrued Benefit will be distributed, no later than April 1 of the year following the year in which such Participant attains the age of seventy and one-half
         (70 1/2).

                  (b) Disability. Upon the Termination of Employment of a Participant by reason of Disability, the Participant's Accrued Benefit shall become fully, 100% vested, and the Trustee, at the direction of the Recordkeeper, shall distribute to the Participant his Accrued Benefit in accordance with the applicable provisions of Article IX. Subject to the limitations set forth in the next to the last sentence of this paragraph and the additional limitations set forth in Section
         8.7 hereof, such distribution shall be made or begin as soon as administratively practical after such Termination of Employment. Such distribution shall not in any event be made prior to the Valuation Date coincident with or next following the last day of the month in which the Participant's Termination of Employment occurs, and such distribution shall not be made without the Participant's consent, if the Participant's Accrued Benefit exceeds (Five Thousand Dollars ($5,000) and the Participant has not attained age seventy and one-half (70-1/2) as of the date of the distribution. Such consent may be given at any time after such Termination of Employment. A Participant who fails to consent to a distribution under this Section 8.1(b) within one hundred twenty (120) days of Termination from Employment shall be required to pay both the applicable fees under Section 7.15 and an annual fee of the lesser of
         (1) fifty dollars ($50) per year (or such other amount as may be established by the Administrative Committee) toward his share of administrative, trustee, recordkeeping and other fees associated with maintenance of his Accrued Benefit in the Plan, or (2) his share of such fees determined in the same manner each separate fee is assessed by the service provider whether based on value of the Accrued Benefit, accounts or otherwise.

         8.2      Payment of Accrued Benefit on Death. The provisions of this
Section  8.2 shall apply if a Participant dies:

                  (a) If the Termination of Employment of a Participant is caused by death, either before or after age sixty-five (65), the Participant's Accrued Benefit shall become fully, 100% vested.

                  (b) If the Participant is married, the Participant's Beneficiary must be the Participant's spouse at his death, unless such spouse, on a form provided by the Administrative Committee, consents to the Participant naming another Beneficiary or Beneficiaries, and such spouse's consent acknowledges the effect of such consent and is witnessed by a Plan representative or notary public. In the event that the Participant's spouse has consented on a form as herein provided, the Participant may change such designation of Beneficiary from time to time only after again obtaining spousal consent and filing a new Beneficiary designation form with the Administrative Committee. If the Participant is not married, the Participant may change his designation of Beneficiary from time to time by filing a new Beneficiary designation form with the Administrative Committee. In all events, no designation of Beneficiary or change of Beneficiary shall be effective until filed with the Administrative Committee.

                  (c) Upon the entry of a decree of divorce respecting a married Participant and his or her spouse, any designation of such spouse as Beneficiary of such Participant shall be revoked automatically and become ineffective on and after the date the decree is entered, unless otherwise provided in a Qualified Domestic Relations Order. The automatic revocation of such Beneficiary designation shall cause the Participant's Accrued Benefit to be distributed under the provisions of the Plan as if such spouse had predeceased the Participant. However, a Participant may designate a former spouse as a Beneficiary under the Plan, provided a properly completed Beneficiary designation form is filed with the Administrative Committee subsequent to entry of a decree of divorce respecting the Participant and such former spouse.

                  (d) Subject to the provisions of subsection (c), above, if a Participant shall fail to file a valid Beneficiary designation form, or if all designated Beneficiaries shall have predeceased the Participant, the Administrative Committee shall direct the Trustee to distribute such Participant's Accrued Benefit to his estate, unless the Participant is survived by a spouse, in which event such distribution shall be made to the surviving spouse.

                  (e) Subject to the qualified preretirement survivor provisions of Article IX, any payment under this Section 8.2 shall be made or begin as soon a practicable after the death of the Participant and shall be paid in a lump sum, or if the amount thereof is greater than Five Thousand Dollars ($5,000) in accordance with the applicable provisions of Article IX.

         8.3      Payment of Accrued Benefits Upon Termination of Employment;
Vesting.

                  (a) Vested Percentage. The nonforfeitable portion of the Accrued Benefit of a Participant is the sum of (i) the Participant's Employee Contribution Account and Rollover Contribution Account; plus
         (ii) a percentage of the Participant's Employer Contribution Account determined in accordance with the following vesting schedule opposite the number of whole years of Vesting Service:

         For Participants who separated from employment before January 1, 1989:


 VESTING SERVICE                                                VESTING
  (whole years)                                               PERCENTAGE

   Less than 1                                                     0

        1                                                         10

        2                                                         20

        3                                                         30

        4                                                         40

        5                                                         50

        6                                                         60

        7                                                         70

        8                                                         80

        9                                                         90

    10 or more                                                    100


         For Participants hired before April 2, 1990, who separated from employment on or after January 1, 1989:


      VESTING SERVICE                                                VESTING
       (whole years)                                               PERCENTAGE

        Less than 1                                                     0

             1                                                         10

             2                                                         20

             3                                                         30

             4                                                         40

         5 or more                                                     100

-------------------------------------------------------------------------------

                  For Participants hired after April 1, 1990:


  VESTING SERVICE                                                VESTING
   (whole years)                                               PERCENTAGE

    Less than 5                                                     0

     5 or more                                                     100

-------------------------------------------------------------------------------


                  (b) At any relevant time, a Participant's vested interest in his Employer Contribution Account shall not be less than "X", where

                  "X"      equals P(AB + D) - D; and
                  "P"      equals the vested percentage at the relevant time;
                  "AB"     equals the balance of the Employer Contribution
                           Account at the relevant time; and
                  "D"      equals the amount of any withdrawal or distribution.

                  (c) Special Distributions Provisions. The following provisions only shall apply if a Participant incurs a Termination of Employment on account of an event other than death, Disability, or retirement on or after attaining age sixty-five (65):

                           (i) Cash-out. Subject to Article IX, if the Accrued
                  Benefit of such Participant is Five Thousand Dollars ($5,000) or less (or, if his Accrued Benefit is a greater amount and the Participant consents to an immediate distribution of his Accrued Benefit), the Recordkeeper shall direct the Trustee to distribute in a lump sum to the Participant an amount equal to the vested portion of his Accrued Benefit. Such distribution shall be made as soon as practicable after the last day of the month coincident with or next following such Termination of Employment or, where applicable, the date of receipt of the Participant's timely consent to such distribution. The nonvested balance of the Employer Contribution Account and other accounts of a Participant who receives a distribution of his Accrued Benefit pursuant to this subsection (c)(i) shall be treated as a Forfeiture as of the date of such distribution.

                           (ii) Deferred Distribution. If the Accrued Benefit of
                  such Participant is more than Five Thousand Dollars ($5,000), the distribution of the vested portion of the Accrued Benefit of such Participant shall be deferred until the Participant attains age sixty-five (65) or dies, unless the Participant consents to an immediate distribution of the vested portion of his Accrued Benefit in the manner required by the Administrative Committee, in its discretion. The vested portion of the Participants Accrued Benefit shall be distributed by the Trustee, at the direction of the Recordkeeper in accordance with the applicable provisions of
                  Article IX. The non-vested balance of the Employer Contribution Account and other accounts of a Participant whose Accrued Benefit exceeds Five Thousand Dollars ($5,000) and whose consent to a distribution of his Accrued Benefit under this subsection (c)(ii) has not been obtained shall be treated as a Forfeiture after such Participant incurs five (5) consecutive One Year Breaks-in-Service. A Participant who fails to consent to a distribution under Section 8.3(c)(i) within one hundred and twenty (120) days of Termination of Employment shall be required to pay both the applicable fees under Section 7.15 and an annual fee of the lesser of (1) fifty dollars ($50) (or such other amount as may be established by the Administrative Committee) toward his share of administrative, trustee, recordkeeping and other fees associated with the maintenance of his Accrued Benefit in the Plan, or (2) his share of such fees determined in the same manner each separate fee is assessed by the service provider whether based upon value of the Accrued Benefit, accounts or otherwise.

                  (d) Re-employment. If an Employer re-employs a former Participant who received a distribution of his Accrued Benefit in connection with a Termination of Employment at a time when the balance of his Employer Contribution Account or other accounts were not fully vested, such former Participant shall have the right on or before the earlier of (i) the close of the first period of five consecutive One Year Break-in-Service commencing after the date of such distribution, or (ii) the fifth anniversary of such re-employment, to repay in cash to the Trustee an amount equal to the entire amount of the distribution the former Participant earlier received. Upon receipt of such amount by the Trustee, that portion of the former Participant's Accrued Benefit which had been forfeited because of such earlier distribution shall be restored. Such restored Accrued Benefit plus the amount repaid to the Plan by the former Participant shall be equal to the dollar amount of the Accrued Benefit of the former Participant on the Valuation Date immediately preceding the date on which the former Participant received the original distribution. The restoration of a re-employed Participant's Accrued Benefit shall be made as of the Valuation Date coincident with or next following the date on which the former Participant repays the entire amount of the earlier distribution. Any portion of the re-employed Participant's Accrued Benefit that earlier had been treated as a Forfeiture shall be restored by allocating an amount to the Employer Contribution Account (or other account) of the re-employed Participant from the Forfeitures of other Participants for the Plan Year in which such restoration is to be made. To the extent the Forfeitures of other Participants are insufficient to make all or a portion of the required restoration, the Employer shall contribute to the Plan, without regard to the other provisions of this Plan, an amount equal to such deficiency.

                  (e) Accounting for and Investment of Repayments. The amount of a re-employed Employee's Accrued Benefit that such former Participant repays to this Plan pursuant to subsection (d), above, shall be credited to the Participant's After-Tax Contribution Account and shall be invested in accordance with Section 6.2 of this Plan. The amount of such former Participant's Accrued Benefit that originally had been forfeited and is thereafter restored shall be recredited to the Participant's Employer Contribution Account.

         8.4 Withdrawal of Benefits. Subject to Section 7.15, the joint and survivor annuity requirements of the Plan and the terms provided hereunder, a Participant who is an Employee may request on an account of hardship to make a cash withdrawal from his Rollover Contribution Account and his Pre-Tax Account; however, any earnings on amounts held in the Pre-Tax Account may not be withdrawn. Such request may be made at any time by providing the Recordkeeper with the proper voice instructions required by the Recordkeeper, in its discretion, and by filing a request therefor with the Administrative Committee on a form provided for that purpose. If approved by the Administrative Committee, the effective date of the request will be as soon as administratively feasible after such approval. Withdrawals from a Participant's Pre-Tax Account shall be permitted only under the following conditions: (i) the Participant suffers a Disability; or (ii) the Participant has withdrawn all other amounts available for withdrawal by such Participant under this Plan and any other plan maintained by an Employer or an Affiliate and the Participant has suffered a financial hardship. The amount withdrawable in the event of financial hardship shall be limited to the amount required to meet such hardship in light of immediate and heavy financial needs of the Participant. The events that will constitute financial hardship are purchase of a principal dwelling for a Participant, in which case the amount of financial hardship will be deemed to be a down payment and closing costs; education at a higher level than a secondary school for the Participant and his children and spouse, in which case the financial hardship will be deemed to be tuition and necessary room and board for the next year; expenses for illness of the Participant, his children and spouse, his parents, and his spouse's parents, in which case the amount of the financial hardship will be the amount of such expenses not covered by insurance; imminent eviction of the Participant from, or imminent foreclosure of the mortgage on, the principal residence of the Participant, in which case the financial hardship will be the amount necessary to prevent such eviction or foreclosure. The amount of financial hardship will also include an amount equal to the twenty percent (20%) withholding tax on withdrawals and, if applicable, the ten percent (10%) penalty tax on premature distributions.

                  The Participant shall be required to submit evidence to the Administrative Committee and to certify that a financial hardship exists, the amount of the financial hardship, and that the hardship cannot reasonably be met from other resources of the Participant. The Administrative Committee may reasonably rely on the certification of the Participant.

                  A Participant who makes a withdrawal pursuant to this subsection (e) will not be entitled to make Employee Contributions to the Plan for a period of six (6) months following the effective date of the request.

         8.5 Form of Payment of Benefits. A Participant's Accrued Benefit payable under Sections 8.1, 8.2, 8.3 and 8.4 shall be distributed entirely in cash, or, if requested by the Participant (or his Beneficiary), in Common Stock, with the balance of the distribution made in cash.

         8.6 Deduction of Taxes from Amounts Payable. The Trustee may deduct from the amount to be distributed such amount as the Trustee, in its sole discretion, deems proper to protect the Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other taxes, and out of the money so deducted, the Trustee may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

         8.7 Special Provisions Regarding Payment of Benefits. Distributions under Sections 8.1, 8.2 and 8.3 of this Plan shall be made in accordance with each of the following conditions:

                  (a) Subject to the ability of a Participant to defer distributions under Section 8.1, the distributions of the Accrued Benefit of a Participant shall commence not later than sixty (60) days after the latest of the close of the Plan Year in which (1) the Participant attains age sixty-five (65), (2) occurs the tenth (10th) anniversary of the Plan Year in which the Participant commenced participation, or (3) the Participant had a Termination of Employment.

                  (b) The Accrued Benefit of a Participant shall not be distributed over a period extending beyond the life expectancy of such Participant and his spouse.

                  (c) If the distribution of a Participant's Accrued Benefit shall commence prior to his death, and if the Participant dies before the distribution of his Accrued Benefit has been completed, the remaining portion of his Accrued Benefit shall be distributed at least as rapidly as under the method of distribution in effect at the time of his death.

         8.8 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor, any benefits to which such Participant or Beneficiary is entitled shall be payable only to a conservator, guardian, or other person legally charged with his care who was appointed or designated by a court of competent jurisdiction. An Employer, the Trustee and the Administrative Committee shall not be under any duty to see to the proper application of such payments.

         8.9 Advance Payment of Benefits. If a Participant is entitled to payment of a benefit under the Plan, the Administrative Committee may, with the Participant's consent if required under the provisions of the Plan, make advance payment of all or any portion of such Participant's benefit. If such advance payment is made, the Administrative Committee shall require reimbursement of any amount subsequently determined not to have been properly payable to such Participant.

         8.10 Unclaimed Amounts. Unclaimed amounts shall consist of the benefits which the Administrative Committee has directed to be paid to a Participant or Beneficiary but which are not distributed because of the Administrative Committee's inability, after reasonable search, to locate such Participant or Beneficiary within a period of two years after the payment of benefits becomes due. Unclaimed amounts shall be considered as Forfeitures which shall be deemed to occur as of the end of the said two year period. If, after such Forfeiture, an unclaimed amount is properly claimed by the former Participant or Beneficiary, said amount shall be paid to such former Participant or Beneficiary, and such payment shall be accounted for by charging it against Forfeitures, or if insufficient, made up from Employer Contributions without regard to any other provision of this Plan.

         8.11 Domestic Relations Order Distributions. The Accrued Benefit of a Participant shall be distributable in accordance with the terms of any Qualified Domestic Relations Order.

         8.12 Conversion Transaction Restrictions. Notwithstanding any other provision in the Plan to the contrary, a Participant shall not be entitled to receive a withdrawal from any portion of his Accrued Benefit during the period of time beginning December 11, 1998, and ending March 1, 1999 when the change in the Recordkeeper is complete (or such later date required due to administrative reasons).

                                   ARTICLE IX

                            DISTRIBUTION OF BENEFITS

         9.1 Automatic Forms of Distribution. Unless a qualified election of an optional form of benefit has been made within the election period (set forth in Section 6.3), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

         (a) The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be the Qualified Joint and Survivor Annuity form; and

         (b) The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be:

                  (1) A Qualified Preretirement Survivor Annuity for a Participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. The spouse may elect to start receiving the death benefit on any first day of the month on or after the Participant dies and before the date the Participant would have been age 70 1/2. If the spouse dies before benefits start, the Participant's Vested Account, determined as of the date of the spouse's death, shall be paid to the spouse's Beneficiary.

                  (2) A single-sum payment to the Participant's Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

                  Before a death benefit will be paid on account of the death of a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Participant does not have such a spouse.

         9.2      Optional Forms of Distribution And Distribution Requirements.

         (a)      For purposes of this section, the following terms are defined:

                  "Applicable Life Expectancy" means Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year.

                  "Designated Beneficiary" means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

                  "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (e) below.

                  "Joint and Last Survivor Expectancy" means joint and last survivor expectancy computed by use of the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.

                  Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) below) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                  "Life Expectancy" means life expectancy computed by use of the expected return multiples in Tables V of section 1.72-9 of the Income Tax Regulations.

                  Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) below) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                  "Participant's Benefit" means

                  1. The Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                  2. For purposes of (1) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                  "Required Beginning Date" means, for a Participant, the first day of April of the calendar year following the calendar year in which a Participant who is a 5-percent owner attains age 70 1/2.

                  A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Code Section 416 (determined in accordance with Code Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age
                  70 1/2.

                  Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

         b) The optional forms of retirement benefit shall be the following: a straight life annuity; single life annuities with certain periods of five, ten or fifteen years; a single life annuity with installment refund; survivorship life annuities with installment refund and survivorship percentages of 50,
                  66 2/3 or 100; fixed period annuities for any period of whole months which is not less than 60 and does not exceed the Life Expectancy of the Participant and the named Beneficiary as provided in (d) below where the Life Expectancy is not recalculated; and a series of installments chosen by the Participant with a minimum payment each year beginning with the year the Participant turns age 70 1/2. The payment for the first year in which a minimum payment is required will be made by April 1 of the following calendar year. The payment for the second year and each successive year will be made by December 31 of that year. The minimum payment will be based on a period equal to the Joint and Last Survivor Expectancy of the Participant and the Participant's spouse, if any, as provided in (d) below where the Joint and Last Survivor Expectancy is recalculated. The balance of the Participant's Vested Accrued Benefit, if any, will be payable on the Participant's death to his Beneficiary in a single sum. The Participant may also elect to receive his Vested Accrued Benefit in a single-sum payment.

                  Election of an optional form is subject to the qualified election provisions of this Article IX.

                  Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

         c) The optional forms of death benefit are a single-sum payment and any annuity that is an optional form of retirement benefit. However, a series of installments shall not be available if the Beneficiary is not the spouse of the deceased Participant.

         d)       Subject to the Section 9.01, the requirements of this Section
                  9.02 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this section apply to calendar years beginning after December 31, 1984.

                  All distributions required under this Section 9.02 shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

                  The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

                  As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

                  1.       the life of the Participant,

                  2.       the life of the Participant and a Designated
                           Beneficiary,

                  3. a period certain not extending beyond the Life Expectancy of the Participant, or

                  4. a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and a Designated Beneficiary.

                  If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                  5.       Individual account:

                           i.       If a Participant's Benefit is to be
                                    distributed over

                                    1)      a period not extending beyond the
                                            Life Expectancy of the Participant
                                            or the Joint Life and Last Survivor
                                            Expectancy of the Participant and
                                            the Participant's Designated
                                            Beneficiary or

                                    2)      a period not extending beyond the
                                            Life Expectancy of the Designated
                                            Beneficiary,

                                    the amount required to be distributed for each calendar year beginning with the distributions for the first Distribution Calendar Year, must be at least equal to the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

                           ii. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

                           iii. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of

                                    1)      the Applicable Life Expectancy or

                                    2)      if the Participant's spouse is not
                                            the Designated Beneficiary, the
                                            applicable divisor determined from
                                            the table set forth in Q&A-4 of
                                            section 1.401(a)(9)-2 of the
                                            proposed regulations.

                                    Distributions after the death of the
                                    Participant shall be distributed using the Applicable Life Expectancy in (5)(i) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

                           iv. The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for the Distribution Calendar Year for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

                  6.       Other forms:

                           i. If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

         e)       Death distribution provisions:

                  1. Distribution beginning before death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  2. Distribution beginning after death. If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                           i. if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                           ii. if the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of

                                    1)      December 31 of the calendar year
                                            immediately following the calendar
                                            year in which the Participant died
                                            and

                                    2)      December 31 of the calendar year in
                                            which the Participant would have
                                            attained age 70 1/2.

                           If the Participant has not made an election pursuant to this (e)(2) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of

                           iii. December 31 of the calendar year in which distributions would be required to begin under this subparagraph, or

                           iv. December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

                           If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  3. For purposes of (e)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of (e)(2) above, with the exception of (e)(2)(ii) therein, shall be applied as if the surviving spouse were the Participant.

                  4. For purposes of this (e), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                  5. For purposes of this (e), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or if (e)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to
                           (e)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

         9.3 Election Procedures. The Participant, Beneficiary, or spouse shall make any election under this Section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

         a) Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit described in Section 9.2.

         b) Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit described in Section 9.2.

                  If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

                  The Participant may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary.

                  In lieu of the Qualified Preretirement Survivor Annuity described in Section 9.1, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit described in Section 9.2.

         c) Qualified Election. The Participant, Beneficiary or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

                  The election period as to retirement benefits is the 90-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Form may not be made before the date he is provided with the notice of the ability to waive the Qualified Joint and Survivor Form. If the Participant elects the series of installments, he may elect on any later date to have the balance of his vested Accrued Benefit paid under any of the optional forms of retirement benefit available under the Plan. His election period for this election is the 90-day period ending on the Annuity Starting Date for the optional form of retirement benefit elected.

                  A Participant may make an election as to death benefits at anytime before he dies. The spouse's election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary's election period begins on the date the Participant dies and ends on the date benefits begin. An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant's election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he ceases to be an Employee will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Accrued Benefit from Employee Contributions, Employer Contributions, and Rollover Contributions.

                  If the Participant's vested Accrued Benefit has at any time exceeded $5,000, any benefit which is (1) immediately distributable or (2) payable in a form other than a Qualified Joint and Survivor Form or a Qualified Preretirement Survivor Annuity requires the consent of the Participant and the Participant's spouse (or where either the Participant or spouse has died, the survivor). The consent of the Participant or spouse to a benefit which is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Form. Furthermore, if spousal consent is not required because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Code
                  Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Employee Contribution Account, Employer Contribution Account and Rollover Contribution Account balances may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) maintained by an Employer or any Affiliate. A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) age 65. If the Qualified Joint and Survivor Form is waived, the spouse has the right to consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or

                  If the Participant's vested Accrued Benefit has at any time exceeded $5,000, any benefit which is (1) immediately distributable or (2) payable in a form other than a Qualified Joint and Survivor Form or a Qualified Preretirement Survivor Annuity requires the consent of the Participant and the Participant's spouse (or where either the Participant or spouse has died, the survivor). The consent of the Participant or spouse to a benefit which is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Form. Furthermore, if spousal consent is not required because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Code
                  Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Employee Contribution Account, Employer Contribution Account and Rollover Contribution Account balances may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) maintained by an Employer or any Affiliate. A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) age 65. If the Qualified Joint and Survivor Form is waived, the spouse has the right to consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, it applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election. Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

         d) Special Rule for Profit Sharing Plan. As provided in the preceding provisions of the Plan, if a Participant has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death, the Participant's vested Accrued Benefit shall be paid to such spouse. However, if there is no such spouse or if the surviving spouse has already consented in a manner conforming to the qualified election requirements in (c) above, the vested Accrued Benefit shall be payable to the Participant's Beneficiary in the event of the Participant's death.

                  The Participant may waive the spousal death benefit described above at any time provided that no such waiver shall be effective unless it satisfies the conditions of (c) above (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

                  Because this is a profit sharing plan which pays death benefits as described above, this subsection (d) applies if the following condition is met: with respect to the Participant, this Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan (including a target plan), stock bonus plan or profit sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Code Section 417. If the above condition is met, spousal consent is not required for electing a benefit payable in a form that is not a life annuity. If the above condition is not met, the consent requirements of this article shall be operative.

         9.4      Notice Requirements.

         a) Optional forms of retirement benefit. The Administrative Committee shall furnish to the Participant and the Participant's spouse a written explanation of the optional forms of retirement benefit in Section 9.2, including the material features and relative values of these options, in a manner that would satisfy the notice requirements of Code
                  Section 417(a)(3) and the right of the Participant and the Participant's spouse to defer distribution until the benefit is no longer immediately distributable. The Administrative Committee shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant's spouse no less than 30 days and no more than 90 days before the Annuity Starting Date. However, a Participant with spousal consent may waive the 30 day requirement, if the distribution commences more than 7 days after the written explanation is provided.

         b) Qualified Joint and Survivor Form. The Administrative Committee shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Form; the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Form; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation. The Administrative Committee shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date. However, a Participant with spousal consent may waive the 30 day requirement, if the distribution commences more than 7 days after the written explanation is provided.

                  After the written explanation is given, a Participant or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Administrative Committee does not need to comply with more than one such request by a Participant or spouse.

                  The Administrative Committee's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Form and the financial effect upon the Participant's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Form.

         c) Qualified Preretirement Survivor Annuity. As required by the Code and Federal regulation, the Administrative Committee shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant's right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation. The Administrative Committee shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

                  1. the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or

                  2. the period beginning one year before the date the Participant's spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

                  If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant ceases to be an Employee before attaining age 35, an additional notice shall be given within the period beginning one year before the date he ceases to be an Employee and ending one year after such date.

                  After the written explanation is given, a Participant or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Administrative Committee does not need to comply with more than one such request by a Participant or spouse.

                  The Administrative Committee's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity.

                                    ARTICLE X

                                 ADMINISTRATION

         10.1 Fiduciaries. Under certain circumstances, the Board of Trustees (referred to herein as "Administrative Committee") the Trustee, the Board of Directors, or the Administrative Committee may be determined by a court of law to be a fiduciary with respect to a particular action under the Plan or the Trust Agreement. As authorized by ERISA, to prevent any two parties to the Plan from being deemed co-fiduciaries with respect to a particular function, both the Plan and Trust Agreement are intended, and should be construed, to allocate to each party to the Plan only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan or Trust.

         10.2     Allocation of Responsibilities Among Named Fiduciaries.

                  (a) The Board of Trustees ("Administrative Committee"). The Board of Trustees of the Plan, has been and shall in the future be, appointed pursuant to the Agreement of Trust, as amended and restated, by and between MAPCO PETROLEUM, INC. and the Board of Trustees. That Board is composed of three members of MAPCO's management and three members of OCAW Local Union 3-631, and shall be referred to herein as the "Administrative Committee." The Administrative Committee shall retain all of its powers, but shall have the authority to delegate responsibilities, as provided herein. The Administrative Committee shall have exclusive authority and responsibility for those functions set forth in Section 10.3 and in the other provisions of this Plan.

                  (b) Board of Directors ("Corporate Board"). The Corporate Board shall have exclusive authority and responsibility for the amendment of this Plan and the termination of this Plan, as set forth herein, it being understood that the Company expects to continue the Plan indefinitely.

                  (c) Trustee. The Trustee shall have the authority and responsibility to manage and control the Trust Fund and for the investment and safekeeping of the assets of the Plan, except to the extent such authority and responsibility is delegated to one or more Investment Managers. The Trustee shall also have any responsibilities assigned to it in the Trust Agreement and the provisions of this Plan.

                  (d) Investment Committee. The Investment Committee shall have exclusive authority and responsibility for those functions set forth in Section
10.4 and in other provisions of this Plan.

                  (e) Investment Managers. The Investment Managers, if and to the extent appointed by the Administrative Committee, shall have the authority and responsibility for the investment of all or any part of the assets of the Plan, as delegated to the Investment Managers by the Administrative Committee. In addition, in investing any of the assets of the Plan, the Investment Managers shall follow any investment objectives or guidelines established by the Administrative Committee and communicated to the Investment Managers.

         10.3     Powers and Duties of Administrative Committee.

                  (a) Voting. The Administrative Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting shall constitute waiver of notice thereof. A member of the Administrative Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Administrative Committee. The Administrative Committee shall appoint a Secretary who may, but need not, be a member thereof. The Administrative Committee may appoint from its members such subcommittees with such powers as the Administrative Committee shall determine.

                  (b) Powers and Duties of Administrative Committee. The Administrative Committee shall serve as the plan administrator and shall administer the Plan in accordance with its terms. The Administrative Committee shall have all the powers necessary to carry out the terms of the Plan. All interpretations of this Plan, and questions concerning its administration and application, shall be determined by the Administrative Committee, and such determination shall be binding on all persons, except as otherwise expressly provided herein. In addition, the Administrative Committee shall have the authority and responsibility for:

                           (1) The approval of any merger or spinoff of any part
                  of this Plan;

                           (2) The appointment, removal, with or without cause,
                  or the replacement of the Trustee, Investment Managers, and any member of the Investment Committee;

                           (3) The delegation of responsibilities to the
                  Trustee, the Investment Committee or any other person or entity;

                           (4) The execution of any certificate, instrument, or
                  other written direction on behalf of the Plan and making any payments on behalf of the Plan; and

                           (5) The selection of the investment options offered
                  under this Plan.

         The Administrative Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or an Affiliate.

         10.4     Provisions Concerning the Investment Committee.

                  (a) Membership and Voting. The Investment Committee of the Williams Pipe Line Company Investment Plan shall be the Investment Committee of this Plan. Should there be no such Investment Committee under the Pipe Line Plan, the Administrative Committee shall appoint an Investment Committee.

                  (b) Duties of Investment Committee. The Investment Committee shall recommend to the Administrative Committee the Investment Funds and Investment Managers under the Plan and monitor the performance of such Investment Funds and Investment Managers. The Investment Committee shall also implement any investment objectives or guidelines which may be established by the Administrative Committee. The Investment Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with its duties under this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or an Affiliate. The Investment Committee also shall have such other duties, authority and responsibility as may be delegated by the Administrative Committee.

         10.5     Delegation of Responsibilities; Bonding.

                  (a) Delegation and Allocation. The Corporate Board, the Administrative Committee, and the Investment Committee, respectively, shall have the authority to delegate or allocate, from time to time, by a written instrument, all or any part of their responsibilities under this Plan to such person or persons as each may deem advisable and in the same manner to revoke any such delegation or allocation of responsibility. Any action of a person in the exercise of such delegated or allocated responsibility shall have the same force and effect for all purposes hereunder as if such action had been taken by the Corporate Board, the Administrative Committee, or the Investment Committee. An Employer, the Administrative Committee, Corporate Board, or the Investment Committee shall not be liable for any acts or omissions of any such person, who shall periodically report to the Corporate Board, the Administrative Committee, or the Investment Committee, as applicable, concerning the discharge of the delegated or allocated responsibilities.

                  (b) Bonding. The members of the Corporate Board, the Investment Committee and the Administrative Committee shall serve without bond (except as expressly required by federal law) and without compensation for their services as such.

         10.6 No Joint Fiduciary Responsibilities. This Plan is intended to allocate to each named fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan. Whenever one named fiduciary is required herein to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of a named fiduciary receiving such directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

         10.7 Information to be Supplied by Employer. Each Employer shall supply to the Administrative Committee, within a reasonable time after each Valuation Date and in such form as the Administrative Committee shall require, the names of all Employees who incurred a Termination of Employment or layoff during the month and the date of termination of each, the amount of Compensation paid to each Active Participant for the month, the amount of Employee and Employer Contributions made on behalf of each Participant during the month. The Administrative Committee may rely conclusively on the information certified to it by an Employer. Each Employer shall provide to the Administrative Committee or its delegate such other information as it shall from time to time need in the discharge of its duties.

         10.8 Records. The regularly kept records of the Recordkeeper, Administrative Committee and of any Employer shall be conclusive evidence of the Accrued Benefit, Vesting Service, Years of Participation, Eligibility Service of a Participant, his Compensation, his age, marital status, his status as an Eligible Employee, and all other matters contained therein applicable to this Plan; provided that a Participant may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within ninety (90) days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Administrative Committee.

         10.9 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

                                   ARTICLE XI

                                CLAIMS PROCEDURE

         11.1 Initial Claim for Benefits. Each Participant or Beneficiary may submit his claim for benefits to the Administrative Committee (or to such other person as may be designated by the Administrative Committee) in writing in such form as is permitted by the Administrative Committee. A Participant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under Sections 11.1 and 11.2.

         When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A claimant shall be given a written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

         11.2 Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Administrative Committee review the denial, provided that the claimant files a written request for review with the Administrative Committee within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrative Committee. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

                                   ARTICLE XII

                      AMENDMENT AND TERMINATION OF THE PLAN

         12.1 Discontinuance of Contributions. It is the expectation of the Company that it will continue the Plan and the payment of Employer Contributions hereunder indefinitely, but the continuation of the Plan and the payment of Employer Contributions hereunder is not assumed as a contractual obligation of the Company or any other Employer, except as provided in the collective bargaining agreement between the Company and the Union. The Company reserves the right at any time, subject to its obligations under any collective bargaining agreement with the Union, to reduce, suspend or discontinue its contributions hereunder; provided, however, that the Employer Contributions for any Plan Year accrued or determined prior to the end of such Plan Year shall not after the end of said Plan Year be retroactively reduced, suspended or discontinued.

         12.2     Amendments.

                  (a) As provided in Article X, the Board of Directors, may amend, modify, change, revise or discontinue this Plan or the Trust Agreement, at any time; provided that, except where allowed by or required to conform to provisions of the Code or ERISA, or any other statute relating to employees' trusts, or any official regulations or rulings issued pursuant thereto: (1) no amendment shall increase the duties or liabilities of a Trustee or the Investment Managers without their respective written consent; (2) no amendment shall have the effect of vesting in any Employer any interest in any funds, securities or other property, subject to the terms of this Plan and the Trust Agreement; (3) no amendment shall authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries; and (4) no amendment shall have any retroactive effect which would deprive any Participant or Beneficiary of any Accrued Benefit already accrued.

                  (b) If a person is not an Employee on or after the effective date of any amendment to the Plan, the amendment shall be deemed as having no effect on the amount of such person's Accrued Benefit, unless the amendment specifically provides otherwise.

                  (c) No amendment to the Plan's vesting schedule shall deprive a Participant of his nonforfeitable rights to his Accrued Benefits to the date of the amendment. Further, if the vesting schedule of the Plan is amended, each Participant with at least three (3) years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

                           (1) sixty (60) days after the amendment is adopted;

                           (2) sixty (60) days after the amendment becomes
                  effective; or

                           (3) sixty (60) days after the Participant is issued
                  written notice of the amendment by the Employer or Administrative Committee.

         12.3 Plan Termination. This Plan shall terminate upon the happening of any of the following events:

                  (a) Legal adjudication of the Company as bankrupt, a general assignment by the Company to or for the benefit of its creditors, or dissolution of the Company other than by form of or as a result of a reorganization where the business of the Company is continued; or

                  (b) Termination of the Plan by the Board of Directors at any time when, in its judgment, business, financial or other good causes make such termination necessary; such termination to become effective upon the execution and delivery by the Company to the Administrative Committee and to the Trustee of a written resolution signed on its behalf by an officer of the Company and stating the fact of such termination.

         12.4 Payment Upon Termination. Upon termination of the Plan or complete discontinuance of Employer Contributions hereunder, each Participant and Beneficiary's Accrued Benefit shall become fully vested. Upon a partial termination of the Plan, the Accrued Benefit of each affected Participant shall become fully vested. In such event, the Trustee shall distribute to each affected Participant the entire amount of his Accrued Benefit in a lump sum no later than sixty (60) days after the close of the Plan Year in which the event occurred, unless directed by the Board of Directors to continue the Trust and distribute the Participants' Accrued Benefit at such other time and in such other non-discriminatory manner as the Board of Directors shall designate, provided that such distributions shall occur or commence no later than at the time(s) provided in Section 8.7. Distributions due to the termination of the Plan will be made in accordance with the modes of distributions provided for in
Article VIII.

                                  ARTICLE XIII

                              TOP-HEAVY PROVISIONS

         13.1 Definitions. The following words and phrases shall have the meanings set forth below when used in the capitalized form, unless a different meaning is clearly warranted by the context:

                  (a) "Aggregation Group" means a Required Aggregation Group or a Permissive Aggregation Group, as appropriate.

                           (1) "Required Aggregation Group" means that group of
                  plans comprised of each defined contribution and each defined benefit plan sponsored by the Company or any Affiliate in which at least one (1) Key Employee participates, and any other defined contribution or defined benefit plan sponsored by the Company or by any Affiliate which enables a plan in which a Key Employee participates to satisfy the minimum participation and non-discrimination requirements of Code Sections 410 or 401(a) (4).

                           (2) "Permissive Aggregation Group" means all plans
                  included in the Required Aggregation Group and any other plan or plans sponsored by the Company or by an Affiliate but only if such group of plans would satisfy, in the aggregate, the minimum participation and non-discrimination requirements of Code Sections 410 and 401(a) (4) and contributions or benefits in such other plans are comparable to contributions or benefits in the plans of the Required Aggregation Group. The Administrative Committee shall determine which plan or plans shall be taken into account in determining the Permissive Aggregation Group.

                  (b) "Determination Date" means, with respect to a Plan Year, the last day of the immediately preceding Plan Year.

                  (c) "Key Employee" means any Employee or former Employee (and any beneficiaries of a former Employee) who, for the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years, is:

                           (1) An officer of an Employer (or of an Affiliate)
                  whose annual compensation during the Plan Year containing the Determination Date is at least one hundred fifty percent (150%) of the dollar limitation on annual additions for such Plan Year with respect to defined contribution plans under Code Section 415(c)(l)(A); provided however, no more than the lesser of:

                                    (A) fifty (50) Employees; or

                                    (B) the greater of three (3) Employees or
                           ten percent (10%) of all Employees,

                  shall be treated as officers, and such officers shall be selected from those with the highest compensation during the Plan Year containing the Determination Date;

                           (2) One (1) of the ten (10) Employees owning, or
                  considered as owning within the meaning of Code Section 318 (applying subparagraph (a)(2)(C) thereof by substituting "5%" for "50%" therein), the largest interest in an Employer, provided such Employee's annual compensation from an Employer during the Plan Year containing the Determination Date is in excess of the dollar limitation on annual additions for such Plan Year with respect to defined contribution plans under Code Section 415(c)(l)(A); and provided further that if two or more Employees so own equal interests in the Employer, the Employee having the greater annual compensation from the Employer shall be treated as so owning a larger interest;

                           (3) A five percent (5%) or greater owner of an
                  Employer; or

                           (4) A one percent (1%) or greater owner of an
                  Employer whose annual compensation from an Employer is greater than One Hundred Fifty Thousand Dollars ($150,000).

                  (d) "Non-key Employee" shall mean an Employee who is not a Key Employee, including an Employee who is a former Key Employee.

         13.2 Application of Top-Heavy Provisions. The top-heavy provisions of this Article shall be applied as follows:

                  (a) Single Plan Determination. Unless this Plan is included in an Aggregation Group, it will be considered top heavy and the provisions of this Article shall be applicable, if, as of a Determination Date, the cumulative Accrued Benefits of Key Employees under the Plan exceeds sixty percent (60%) of the cumulative Accrued Benefits of all Employees under the Plan.

                  (b) Aggregation Group Determination. If the Plan is included in an Aggregation Group, it will be considered top heavy and the provisions of this Article XIV shall be applicable, if, as of a Determination Date, the sum of account balances of Key Employees under all defined contribution plans in the group and the cumulative Accrued Benefits of Key Employees under all defined benefit plans in such group exceed sixty percent (60%) of the same amounts determined for all employees under all plans included in the Aggregation Group.

                  (c) Top-Heavy Test. For purposes of (a) and (b) above, accrued benefits and account balances shall be adjusted for any distribution made in the five-year period ending on the Determination Date, for any contribution due but unpaid as of the Determination Date and for any contributions made after the most recent Valuation Date. The value of cumulative accrued benefits and the value of account balances shall be determined as of the most recent Valuation Date which is within the 12-month period ending on the Determination Date. The accrued benefit and account balance of a Participant shall be disregarded if: (1) the Participant was previously a Key Employee who now meets none of the conditions of Section 13.1(c), or (ii) the Participant has performed no services for an Employer during the five (5)-year period ending on the Determination Date. The determination of top-heavy status, including the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code Section 416 and the regulations thereunder.

         13.3 Top-Heavy Determination. The Administrative Committee shall determine whether the Plan is a Top-Heavy Plan with respect to each Plan Year and such determination shall be final and binding on all Participants.

         13.4 Vesting Requirements. A Participant's interest in his Accrued Benefit shall vest in accordance with the provisions of Section 8.3 without regard to whether or not the Plan is determined to be top-heavy with respect to any Plan Year.

         13.5 Minimum Contribution Amount. If the Plan is determined to be top-heavy with respect to a Plan Year, then each Eligible Employee who has not separated from service by the end of the Plan Year, other than a Key Employee, shall receive an allocation which is not less than the lesser of (a) three percent (3%) of his Compensation for such Plan Year, or (b) the greatest amount allocated to any Key Employee (when expressed as a percentage of Compensation) under this Plan or under any other defined contribution plan included in the Aggregation Group, if any; provided, however, in the event the greatest amount so allocated to any Key Employee is less than three percent (3%) of his Compensation for such Plan Year, then Pre-Tax Contributions shall be included in determining the amount allocated to each Key Employee. An Eligible Employee shall be entitled to such minimum contribution even though such Employee is not a Participant or fails to complete a Year of Service during such Plan Year. Such minimum contribution shall be determined without regard to Social Security integration or any Pre-Tax Contribution. If a Participant, other than a Key Employee, is a participant in both a defined contribution and a defined benefit plan in a year in which the Plan is top-heavy, then an Employer can provide in its sole discretion for such Participant either (i) an allocation under this Plan equal to five percent (5%) of his Compensation for such Plan Year or (ii) the minimum accrual permitted by Code Section 416 under the defined benefit plan maintained by such Employer. For any Plan Year in which the Company determines to provide an allocation under clause (i) above, the amount of any allocation shall be reduced by the amount of any allocation made on behalf of the Participant for the Plan Year under any other qualified defined contribution plan that is part of the Aggregation Group.

         13.6 Adjustment in Maximum Limitation on Annual Benefits. For any Plan Year with respect to which the Plan is top-heavy, the denominators of Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction described in
Section 5.5 shall be determined under Code Section 415(e) by multiplying the dollar limitation then in effect by 1.0 instead of 1.25.

                                   ARTICLE XIV

                                      LOANS

         14.1 Authorization of Loans. Upon the application, on or before the Deadline Day, for a loan (which meets the requirements of this Article XIV) made by a Participant who is an Employee or who is an employee of The Williams Companies, Inc. (or one of its Code Section 414 affiliates) due to a direct transfer of employment from an Employer, the Administrative Committee shall authorize the Trustee to make a loan to such Participant. All such loans shall be subject to the requirements of this Article XIV and such other rules and guidelines, if any, which the Administrative Committee shall from time to time prescribe. Any loan applied for after the Administrative Committee implements a paperless system, may be applied for and processed electronically, with the execution such paper documents as the Administrative Committee may require being accomplished in connection with the disbursement of funds so as to establish an enforceable obligation under the law.

         14.2 Minimum Requirements for Loans. A loan to a Participant must meet the following requirements as well as such other terms as the Administrative Committee may establish from time to time:

                  (a) Principal Amount. The maximum principal amount of any loan balance owed by a Participant to this Plan and to any other qualified plan sponsored by an Employer shall not exceed the lesser of: (1) fifty thousand dollars ($50,000) reduced by the aggregate of the highest outstanding balances of such loans during the immediately preceding twelve-month period, or (2) fifty percent (50%) of a Participant's nonforfeitable Accrued Benefit, as of the most recently available determination of the Participant's Accrued Benefit. All loans shall be made effective as of the Valuation Date following the receipt of a properly filed loan application, and loan funds shall be disbursed by the Trustee as soon as practicable thereafter. The Administrative Committee is authorized to adopt rules which either reduce the maximum principal amount of a loan or provide a minimum amount which may be loaned to a Participant.

                  (b) Maximum Term. The repayment term of any loan may not exceed five (5) years from the date of the loan is made, unless the loan principal is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant, in which case the maximum term shall not exceed twenty-five (25) years. If a Participant's employment with the Employer terminates for any reason, the loan shall then immediately become due and payable; provided, however, for this purpose the employment of a Participant whose employment is directly transferred to The Williams Companies, Inc. (or one of its Code Section 414 affiliates) shall be considered as not so terminating during the period of such employment.

                  (c) Interest Rate. Each loan shall bear interest at a rate equal to the "prime rate" plus by one percentage point as published in the Wall Street Journal on the first business day of the month in which the loan is originated or such other rate as the Administrative Committee shall specify.

                  (d) Repayment. The loan shall be repaid by payroll withholding over its term in level installment payments. As a condition precedent to approval of the loan, the Participant shall be required to authorize irrevocably payroll withholding in the amount of each installment, unless this requirement is waived by the Administrative Committee.

                  (e) Collateral. The loan shall be secured by up to fifty percent (50%) of the Participant's nonforfeitable Accrued Benefit, and such other collateral as the Administrative Committee may require from time to time. The Administrative Committee may release any portion of such collateral that the Administrative Committee determines is not required to adequately secure the repayment of such loan.

                  (f) Distribution of Accrued Benefit. If the nonforfeitable portion of a Participant's Accrued Benefit is to be distributed prior to the Participant's payment of all principal and accrued interest on any loan to such Participant, the distribution shall include, as an offset, the amount of unpaid principal and accrued interest on the loan as of the date of such distribution. The Administrative Committee may determine, in its discretion, that the amount of any distribution shall not include such offset, if the undistributed nonforfeitable portion of the Participant's Accrued Benefit, which remains pledged as collateral for such outstanding loan, represents adequate security therefor.

                  (g) Notes. All loans shall be evidenced by a collateral promissory note containing such terms and conditions as the Administrative Committee shall require.

                  (h) Frequency. A Participant shall be permitted to have up to two loans at any one time; however, if a Participant has two loans outstanding, no new loan will be made until three months after the full repayment of one of the existing loans.

                  (i) Self-Directed Limitation. A Participant shall not be permitted to borrow funds from Fund 10; however, any monies held in Fund 10 on behalf of the Participant shall be taken into account in determining the maximum available loan under Section 14.2(a).

         14.3 Accounting for Loans. Each loan shall be deemed to be made from the account or accounts of the Participant to whom the loan is made. All payments with respect to the loan shall be credited to the account or accounts of such Participant from which such loan is deemed to be made.

                                   ARTICLE XV

                         SPECIAL PLAN TO PLAN TRANSFERS

         15.1 Transfers From Other Plans. With the approval of the Administrative Committee, all or any portion of the Accrued Benefit of any Participant or class of Participants may be transferred from (or to) this Plan to (or from) any other plan qualified under Code Section 401, subject to such terms and conditions as shall be established at the time of the transfer. No transfer of any accrued benefit will be made to this Plan from any plan required to provide benefits to its participants in the form of annuities pursuant to Code Section 401(a)(11) and 417, unless prior to such transfer appropriate provisions are included in this Plan to separately account for amounts so transferred and to provide such annuities with respect to such amounts separately accounted for on behalf of each Participant whose benefit is so transferred.

                                   ARTICLE XVI

                                DIRECT ROLLOVERS

         16.1 Right of Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this part, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         16.2 Definitions. For purposes of this Article XV, the following words and phrases shall have the meanings set forth below when used in the capitalized form, unless a different meaning is clearly warranted by the context:

                  (a) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                  (b) "Distributee" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                  (c) "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (d) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         17.1 Employer Adoption. Any Affiliate may, adopt or withdraw from this Plan. The adoption resolution may contain such specific changes and variations in this Plan's terms and provisions applicable to the Employees of the adopting Employer.

         17.2 Plan Merger. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant under this Plan and any other plan involved in such merger, consolidation or transfer, if this Plan were terminated immediately after such action, would be equal to, or greater than, the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

         17.3 Indemnification. Each Employer shall indemnify and hold harmless each member of the Board of Directors, each member of the Administrative Committee, each member of the Investment Committee, and each officer and employee of an Employer to whom are delegated duties, responsibilities, and authority with respect to this Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of this Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

         17.4 Nonalienation of Benefits. Except as expressly provided for by this Plan or otherwise permitted by law, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse, former spouse or children of the Participant, or for any other relative of a Participant prior to being actually received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

         17.5 Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between an Employer and any Employee.

         17.6 Source of Benefits. All benefits payable under this Plan shall be paid or provided for solely from the Trust, and the Employers assume no liability or responsibility therefor.

         17.7 Employees' Trust. This Plan and Trust are created for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Plan and Trust shall be interpreted in a manner consistent with their being, respectively, a Plan described in Section 401(a) of the Code and a Trust exempt under Section 501(a) of the Code. At no time shall the Trust Fund be diverted from the above purpose.

         17.8 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

         17.9 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

         17.10 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

         17.11 Law Governing. This Plan shall be construed and enforced according to the laws of the State of Oklahoma (other than its laws respecting choice of law) to the extent not preempted by ERISA.

         Executed in 7 counterpart originals, effective January 1, 1999.

                                    MAPCO PETROLEUM INC. (DELAWARE)



                                    By: /s/  MICHAEL P. JOHNSON
                                        ----------------------------------------




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

        ACKNOWLEDGED as THE ADMINISTRATIVE COMMITTEE, effective January 1, 1999.


                                    By:           /s/ BERNARD COBLE
                                       -----------------------------------------

                                                  /s/ TERRY BRYANT
                                       -----------------------------------------

                                                  /s/ MELVIN DEMUTH
                                       -----------------------------------------

                                                  /s/ WILLIAM G. MILLER
                                       -----------------------------------------

                                                  /s/ TED RASBACH
                                       -----------------------------------------

                                                 /s/ BRENDA HAYES
                                       -----------------------------------------



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


                                   APPENDIX I

                   Procedure for Identification and Processing
                     of Qualified Domestic Relations Orders

         1.0 Definitions. The capitalized terms used in this Procedure, unless otherwise specifically defined below, shall have the same meaning as provided in The Williams Companies Investment Plus Plan, as amended from time to time.

(A) "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having the right to receive all or any portion of the benefits payable under the Plan with respect to such Participant.

(B) "Domestic Relations Order" or "Order", which terms are used interchangeably, shall mean any judgment, decree or order of a court of competent jurisdiction, including approval of a property settlement agreement, (i) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and (ii) that is made pursuant to the domestic relations law of a state, including a community property law.

(C) "Qualified Domestic Relations Order" shall mean a Domestic Relations Order that meets all of the requirements specified in this Procedure, and that creates or recognizes the existence of the right of an Alternate Payee to receive, or assigns to an Alternate Payee the right to receive, all or a portion of the benefits payable with respect to a Participant under the Plan. The determination of the status of a Domestic Relations Order shall at all times be made in accordance with the provisions of any applicable regulations issued by the Secretary of Labor or the Secretary of the Treasury. The Administrative Committee's determination of the status of a Domestic Relations Order shall be final and binding on all persons.

         2.0 Status of Order.

(A) Grandfathered Orders. If an Order was entered prior to January 1, 1985, the Administrative Committee shall treat the Order as a Qualified Domestic Relations Order, if any benefits are being paid from the Plan pursuant to such Order on January 1, 1985.

(B) New Orders. If an Order is entered after December 31, 1984, the Administrative Committee shall recognize the Order as a Qualified Domestic Relations Order, if the Order satisfies all of the following requirements:

         (i) The Order discloses the name and last known mailing address, if available, of the Participant and each Alternate Payee covered by the Order; provided, however, that





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                  an Order shall not fail to be a Qualified Domestic Relations
                  Order merely because the Order does not specify the address of the Participant or an Alternate Payee, if the Administrative Committee is otherwise aware of the address of such Participant or Alternate Payee.

         (ii) The Order specifies the percentage of the Participant's benefits to be paid to each Alternate Payee.

         (iii) The Order provides, if the Participant has an outstanding loan from the Plan, that the Participant's benefits shall be reduced by the outstanding principal balance of such loan prior to determining the benefit of any Alternate Payee.

         (iv) The Order identifies the number of payments or periods to which such Order applies.

         (v) The Order contains information sufficient to assure that the Order relates to the Plan.

         (vi) The Order does not require any type or form of payment of benefits or any option that is not otherwise provided under the Plan; provided, however, an Order shall not be treated as failing to meet this requirement if such Order requires a lump sum payment of the entire benefit of an Alternate Payee to be made to such Alternate Payee even if the Participant has not terminated his employment.

         (vii) The Order does not affect any portion of the Participant's benefits which are not fully-vested as of the date of the Order.

         (viii) The Order does not require the Plan to provide increased benefits, as determined on the basis of actuarial value.

         (ix) The Order provides that the Plan's procedures shall be applied by the Administrative Committee in determining the ratable funding of any Alternate Payee's benefit from the accounts and investment options in which the Participant's benefit is held under the Plan.

         (x) The Order does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another Order previously determined by the Administrative Committee to be a Qualified Domestic Relations Order.

         3.0      Procedural Requirements.

(A) Copy of Order: Upon receipt by the Company of a certified copy of a Domestic Relations Order, the Administrative Committee promptly shall notify the Participant and any Alternate Payee that the Administrative Committee has received such Order and the






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



         Administrative Committee shall provide the Participant and each Alternative Payee with a copy of this Procedure.

(B) Notification. Within a reasonable time after receipt by the Committee of a Domestic Relations Order, or within such time period as shall be established under any applicable regulations issued by the Secretary of Labor or the Secretary of the Treasury, the Administrative Committee shall determine whether the Order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of such determination. If the Administrative Committee determines that an Order is not a Qualified Domestic Relations Order, such notice shall advise the Alternate Payee that he or she may have a right to petition the issuing court to amend the Order. Notifications shall be sent to the addresses specified in the Domestic Relations Order, or if the Domestic Relations Order does not specify addresses, to the last known address of the Participant and the Alternate Payee.

         4.0 Status Determination and Payments. During the period commencing with the first business day following the date a certified copy of a Domestic Relations Order has been received by the Administrative Committee and before its status has been finally determined, no amount, other than a cash dividend distributed pursuant to Section 6.4 of the Plan, shall be distributed to the Participant or the Alternate Payee pursuant to any provision of the Plan whether or not pursuant to the Participant's request for a withdrawal, a loan or otherwise and any amount that would have been payable under the Plan to the Alternate Payee pursuant to the Order during such period shall be separately accounted for in the Plan. For this purpose, "finally determined" shall mean that such Domestic Relations Order, including any, if any, amendment or modification thereof, has been (i) determined to be a Qualified Domestic Relations Order and the amount payable to the Alternate Payee pursuant thereto has been distributed, or (ii) determined not to be a Qualified Domestic Relations Order and the eighteen (18) month period described below has expired. If, within an eighteen (18) month period beginning with the date on which the first payment would be required to be made from the Plan under the Domestic Relations Order, the Order, including any, if any, amendment or modification thereof, is determined to be a Qualified Domestic Relations Order by the Administrative Committee, a court of competent jurisdiction, or otherwise, the Administrative Committee shall cause the separately accounted for amounts to be paid to the persons entitled to receive them. If it is determined that the Order, including any, if any, amendment or modification thereof, is not a Qualified Domestic Relations Order or if the issue cannot be resolved within such eighteen (18) month period, the Administrative Committee shall cause the separately accounted for amounts to be paid to the person or persons who would have been entitled to receive such amounts in the absence of such Order. After such date as may be selected by the Administrative Committee, amounts under this Plan payable to a Participant and/or Alternate Payee in accordance with a










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

Qualified Domestic Relations Order shall be reduced by any out-of-pocket costs incurred by the Plan in connection with such separate accounting for amounts distributable under the Plan and shall be further reduced by any out-of-pocket costs incurred by the Plan to determine the status of an Order, including court costs, reasonable attorneys fees and similar expenses. If the Administrative Committee receives a certified copy of an order entered by a court of competent jurisdiction, which order stays or suspends the enforcement of a Qualified Domestic Relations Order, the Administrative Committee shall cause any payment which would be made after the date the Administrative Committee receives such certified copy to be suspended during the period such order is in effect thereafter. Neither this Procedure nor any provision of a Domestic Relations Order shall affect the manner in which any portion of any of the accounts of the Participant are invested pursuant to the terms of the Plan or the right of the Participant to direct the investment of any account as to which he has such right, including any portion of any such account which is being separately accounted for under the Plan pursuant to this Procedure.

         5.0 Modification of Procedure. This Procedure may be modified from time to time by the Administrative Committee in its discretion to conform with applicable rules or regulations promulgated by the Secretary of Labor or Secretary of the Treasury.




                                      I-4